As filed with the Securities and Exchange Commission on August 3, 2000

                       Registration No. _________________

                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          Tech Electro Industries, Inc.
                 (Name of small business issuer in its charter)

      Texas                             5065                       75-2408297
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or Organization) Classification Code Number)Identification Number)

275 North Franklin Turnpike, Suite 230, Ramsey, NJ 07446     (201) 760-9900
(Address of principal executive offices)                     Telephone Number

                               William Tan Kim Wah
                          Tech Electro Industries, Inc.
                     275 North Franklin Turnpike, Suite 230
                                Ramsey, NJ 07446
                                 (201) 760-9900
                               (201) 760-9901 fax
             (Name, address and phone number for agent for service)

                                    Copy to:
                                 Carl A. Generes
                                 Attorney-at-Law
                              4315 West Lovers Lane
                               Dallas, Texas 75209
                                 (214) 352-8674
                              (214) 352-4135 (Fax)

     Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] 33-98662.

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

|-----------------------|------------------|--------------------|---------------------|------------------|
|Title of each class of | Amount to be     | Proposed maximum   | Proposed maximum    | Registration Fee |
|securities to be       | registered (1)(2)| offering price per | aggregate offering  |                  |
|registered             |                  | share (3)          | price               |                  |
|                       |                  |                    |                     |                  |
|  Common stock (4)     |   250,000 shares |    $0.73 (5)       |  $  182,500.00      |        $  48     |
|  Common stock (6)     | 3,279,581 shares |    $0.75 (7)       |  $2,459,685.00      |        $ 649     |
|  Common stock (8)     | 1,000,000 shares |    $1.75 (9)       |  $1,750,000.00      |        $ 462     |
|  Common stock (10)    | 1,000,000 shares |    $2.50(11)       |  $2,500,000.00      |        $ 660     |
|  Common stock (12)    | 1,953,000 shares |    $3.30 (13)      |  $6,444,900.00      |         (14)     |
|  Common stock (15)    | 6,021,860 shares |    $0.531 (16)     |  $3,197,608.00      |        $ 844     |
|  Common stock (17)    |   187,500 shares |    $0.75 (18)      |  $  140,625.00      |        $  37     |
|                       |                  |                    |                     |                  |
|Total                  |    13,691,941    |                    | $16,675,318.00      |        $2,700    |
|                       |      shares      |                    |                     |                  |
|-----------------------|------------------|--------------------|---------------------|------------------|

(1) This registration statement covers 7,670,081 shares of common stock that may be acquired by option and warrant holders upon exercise of warrants and options described herein and the resale of said 7,670,081 shares by such option and warrant holders and 6,021,860 outstanding shares owned by selling shareholders.

(2) Plus such indeterminate numbers of shares of common stock as may be issuable by reason of the operation of the anti-dilution provisions of the options and warrants.

(3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457.

(4) Shares issuable upon exercise of warrants.

(5) The exercise price of the warrants.

(6) Shares issuable upon exercise warrants..

(7) The exercise price of the warrants.

(8) Shares issuable upon exercise of non-employee options.

(9) The exercise price of the options.

(10) Shares issuable upon exercise of non-employee options.

(11) The exercise price of the options.

(12) Shares issuable upon exercise of warrants.

(13) The exercise price of the warrants.

(14)  Shares  included  in  earlier   effective  registration  statement  number
33-98662 for which, for purposes of these shares, this registration statement is a post-effective amendment.

(15) Shares owned by selling shareholders.

(16) Estimated solely for the purposes of calculating the registration fee under Rule 457(c).

(17) Shares issuable upon exercise of employee warrants.

(18) The exercise price of the warrants.


     The Registrant  hereby amends this  registration  statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further  amendment  which  specifically  states  that  this  registration statement shall  thereafter  become effective in accordance with Section 8(a) of the  Securities  Act of 1933 or until the  registration  statement  shall become effective on such date as the Commission,  acting pursuant to said Section 8(a),

may determine.

                             PRELIMINARY PROSPECTUS

                             (subject to completion)

                          TECH ELECTRO INDUSTRIES, INC.

                        13,691,941 SHARES OF COMMON STOCK


     This prospectus covers an aggregate of 6,021,860  outstanding shares of our common  stock,  which  will be sold,  from time to time by some of our  existing shareholders.  We will not receive any money from these  shareholders  when they sell their shares of common stock.


     We are also  registering  7,670,081 shares of our common stock for issuance upon  exercise of  outstanding  warrants  and options and for resale of any such shares by the  warrantholders  and  optionholders  identified  on page 5 of this prospectus.  We will  receive  the  proceeds  from any  exercise of a warrant or option.  However,  we will not  receive the  proceeds  from any resale of shares issued upon the  exercise of warrants or options.  See "Use of Proceeds" on page

4.


     Our  common  stock is traded on the NASD  Over-the-Counter  Bulletin  Board under the symbol  "TELE".  On July 27, 2000, the last reported sale price of our common  stock was $0.531 per share.  We have  issued and  outstanding  8,103,139 shares of common stock.


     The securities  offered hereby are speculative and involve a high degree of risk. You should read "Risk Factors," beginning on page 2.


     Neither the  Securities and Exchange  Commission  nor any state  securities commission has approved or  disapproved  of these  securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                 August 3, 2000


                                   THE COMPANY

     Tech Electro Industries, Inc. is a Texas corporation. Our executive offices are  located  at 275 North  Franklin  Turnpike,  Suite  230,  Ramsey,  NJ 07446,

telephone number (201) 760-9900; (201) 760-9901 (Fax).


     Tech Electro Industries' business is conducted through its two wholly owned subsidiaries,  Universal Battery Corporation and AlphaNet  Hospitality  Systems,

Inc.


     Universal  Battery sells and  distributes  a broad line of  industrial  and retail batteries.  It is an authorized battery  distributor,  on a non-exclusive basis, for Panasonic USA, Varta USA and Duracell,  USA.  Universal  Battery also sells and  distributes  to OEMs various types of electronic  components  such as resistors, capacitors and relays that are installed in electronic equipment.


     AlphaNet sells private in-room  facsimile  machines and 24-hour  unattended

"self-serve"  business  centers  to hotels  around the  world.  AlphaNet's  core product,  the  InnFax(R)  facsimile  machine,  can be found in over 50,000 hotel rooms.  The  Office(TM)  self serve business  center  provides hotel guests with

24-hour  convenient  access to various business office services such as personal computers loaded with popular software, printing, faxing and photocopying.


                                  RISK FACTORS

     An investment in our shares as offered in this  prospectus  involves a high degree of risk. In deciding  whether to purchase shares of our common stock, you should  carefully  consider the  following  risk  factors,  in addition to other

information  contained  in  this  prospectus.   This  prospectus  also  contains

forward-looking  statements  that involve  risks and  uncertainties.  Our actual results could differ materially from those discussed here. Factors that could cause or contribute to differences in our actual results include those discussed in this section, as well as those discussed elsewhere in this prospectus.


     We have a history of net losses.  We expect to continue to incur net losses and we may not achieve or maintain profitability.


     We have an  accumulated  deficit of  $9,871,547 as of December 31, 1999 and

$9,746,112 as of March 31, 2000,  with net losses of  $3,428,634  for year ended

1999, $4,975,911 for year ended 1998 and loss before provision for extraordinary gain of $430,880 for the three  months  ended March 31, 2000.  We also expect to incur additional operating losses in future periods. We cannot guarantee that we will be able to achieve or sustain  significant  periods of profitability in the future.


     We will need additional capital in the future. If additional capital is not available to us, we will have to curtail or cease operations.


     We  intend to fund our  operations  and  other  capital  needs for the next twelve months substantially from cash on hand and generated from operations.  We will need  substantial  funds for operating costs and working capital during the next  twelve  months.  We will  also  need  funds for  future  expansion  of our operations.  We  cannot  guarantee,  however,  that  existing  funds,  and those generated from operations, will be sufficient. Further, we cannot guarantee that future additional financing, if required, will be available on acceptable terms,

if at all.


     We depend on a limited  number of  suppliers  for the  battery  products we sell.  The  lost of one or more of  these  suppliers  would  seriously  hurt our business.


     Our subsidiary,  Universal Battery, has a close, non-exclusive relationship with Panasonic Battery Sales Group of Matsushita Electric Corp. of America, the main supplier of the battery products we sell. If our relationship with

Panasonic ended,  Universal Battery's business would be adversely  effected.  We have  been and we expect  to  continue  to be  reliant  on a  limited  number of suppliers,  and the loss of any of these suppliers of our battery products could adversely effect our financial condition and results of operations.


     We are attempting to develop and market new products.  If we do not develop commercially  successful  products,  we may be  unprofitable  or forced to cease operations.


     Universal Battery distributes  standard industrial and retail batteries and passive  electronic  components.  AlphaNet  provides to hotels  private  in-room facsimile  machines  and  office  centers  for use by hotel  guests.  These core businesses  have not been  profitable  or at times only  marginally  profitable.

Unless we successfully develop and market new products,  we will not achieve any degree of success and may go out of business.


     If our key  employees do not continue to work for us, our business  will be harmed because competition for replacements is intense.


     Our  performance  is  substantially  dependent on Randy Hardin,  our CEO at

Universal  Battery and Ian Kindred,  our COO at AlphaNet to continue to work for us and to market our existing products and to develop new product lines.


     Our future  success and growth also  depends on our  continuing  ability to identify,  hire, train and retain other highly qualified  technical,  managerial and sales personnel.  Since competition for such personnel is intense, we cannot guarantee  that we will be able to attract,  assimilate  or retain other highly-

qualified  technical,  managerial or sales personnel in the future. If we cannot attract and retain the necessary technical, managerial or sales personnel our business, operating results or financial condition could be adversely effected.


     We have  certain  conflicts of interest  due to  part-time  management  and relationships.


     William Tan Kim Wah  devotes  only  part-time  services to us and has other employment  and  business  interests  to which  he  devotes  attention  and will continue to do so,  resulting in conflicts of interest for his  attention to our business.  These  conflicts of interest could have a material  adverse impact on our business.


     The exercise of outstanding  warrants and options will cause  immediate and possibly significant dilution in the net tangible book value of your shares.


     If the holders of our warrants  and options  decide to exercise all or part of their  warrants  and  options,  you will  experience  immediate  and possibly significant  dilution in the net tangible book value of your shares.  The market price of our common stock could also decline upon the resale of the common stock received upon exercise of the warrants or options.


                                 USE OF PROCEEDS


     We will  receive  the  proceeds  upon  exercise  of any of the  warrants or options covered by this prospectus. We will devote any such proceeds to our then working  capital needs.  If all the warrants and options are exercised,  we will receive $13,477,710 in aggregate exercise proceeds, as follows:

Warrants and                Per share                      Aggregate
Options for                 exercise price                  Proceeds
-----------                 --------------                  --------
  250,000 shares            $0.73                          $  182,500
3,467,081 shares            $0.75                          $2,600,310
1,000,000 shares            $1.75                          $1,750,000
1,000,000 shares            $2.50                          $2,500,000
1,953,000 shares            $3.30                          $6,444,900

     We will not receive the proceeds from any resale of shares that are acquired by the warrant or optionholders upon their exercise of warrants or options covered by this prospectus.  Also, we will not receive the proceeds from the sale of our shares by our selling shareholders.


                              SELLING SHAREHOLDERS

     We are  registering  for sale  shares that are issued and  outstanding  and owned by certain existing shareholders. We are registering for resale the shares that may be issued upon exercise of  outstanding  warrants and options.  As used

hereinafter,   the  term  "selling   shareholder"  includes  those  warrant  and

optionholders who may exercise their warrants and options and who may resell the shares they receive upon the exercise of their warrants and options. However, as of the date of this prospectus,  none of these persons has exercised any warrant or option.

     The  following  table  includes  certain   information  about  the  selling
shareholders for whom we are registering the shares for resale to the public.

|------------------------|------------------------|-------------------------|------------------------|
|            Name        |Shares of common        | Shares of common        | Number of shares to be |
|                        |stock that may be       | stock directly owned    |  owned after the       |
|                        |acquired upon exercise  | as of the date of this  |   offering             |
|                        |of warrants or options  | prospectus and included |                        |
|                        |and resold to the public|     in this offering    |                        |
|------------------------|------------------------|-------------------------|------------------------|
|William Tan Kim Wah (1) |       100,000          | 75,000                  | -0-                    |
|------------------------|------------------------|-------------------------|------------------------|
|Steven Scott (2)        |       87,500           | 64,500                  | -0-                    |
|------------------------|------------------------|-------------------------|------------------------|
|Wooi Hou Tan (3)        |       333,000          | 333,000                 | -0-                    |
|------------------------|------------------------|-------------------------|------------------------|
|Jason Tan               |       334,000          | 334,000                 | -0-                    |
|------------------------|------------------------|-------------------------|------------------------|
|Mutsuko Gomi            |       333,000          | 333,000                 | -0-                    |
|------------------------|------------------------|-------------------------|------------------------|
|Placement &             |       1,150,000        | 283,000                 | -0-                    |
|Acceptance, Inc. (4)    |                        |                         |                        |
|------------------------|------------------------|-------------------------|------------------------|
|Equator Holdings (5)    |       180,000          | 205,000                 | -0-                    |
|------------------------|------------------------|-------------------------|------------------------|
|Synergy Systems         |       180,000          | 205,000                 | -0-                    |
|------------------------|------------------------|-------------------------|------------------------|
|Eurasia Securities, Ltd.|       180,000          | 205,000                 | -0-                    |
|------------------------|------------------------|-------------------------|------------------------|

|------------------------|------------------------|-------------------------|------------------------|
|Asean Broker Ltd.       |       180,000          | 205,000                 | -0-                    |
|------------------------|------------------------|-------------------------|------------------------|
|Fleet Security          |       180,000          | 205,000                 | -0-                    |
|Investment, Ltd(6)      |                        |                         |                        |
|------------------------|------------------------|--------------------------------------------------|
|Ventures International  |       727,273          | 727,273                 | -0-                    |
| Ltd. (7)               |                        |                         |                        |
|------------------------|------------------------|-------------------------|------------------------|
|Gin Securities, Ltd.    |       581,818          | 581,818                 | -0-                    |
|------------------------|------------------------|-------------------------|------------------------|
|Jenny Jechart           |       509,091          | 509,091                 | -0-                    |
|------------------------|------------------------|-------------------------|------------------------|
|Hae Jong Yoo            |       218,182          | 218,182                 | -0-                    |
|------------------------|------------------------|-------------------------|------------------------|
|Appel Investments       |       116,703          | -0-                     | -0-                    |
|------------------------|------------------------|-------------------------|------------------------|
|Alpha Net Funding, LLC  |       76,514           | -0-                     | -0-                    |
| (8)                    |                        |                         |                        |
|------------------------|------------------------|-------------------------|------------------------|
|Caspic International    |       250,000          | -0-                     | -0-                    |
|------------------------|------------------------|-------------------------|------------------------|
|Stephen & Elizabeth     |           -0-          | 20,400                  | -0-                    |
|Davies                  |                        |                         |                        |
|------------------------|------------------------|-------------------------|------------------------|
|Hi-Tel Group, Inc.      |           -0-          | 68,000                  | -0-                    |
|------------------------|------------------------|-------------------------|------------------------|
|Stanford Leland         |           -0-          | 9,000                   | -0-                    |
|------------------------|------------------------|-------------------------|------------------------|
|Joel M. Marcus I.T.     |           -0-          | 13,600                  | -0-                    |
|------------------------|------------------------|-------------------------|------------------------|
|Sadasuke Gomi (9)       |           -0-          | 2,150                   | -0-                    |
|------------------------|------------------------|-------------------------|------------------------|
|Matzuda Corporation     |           -0-          | 13,600                  | -0-                    |
|------------------------|------------------------|-------------------------|------------------------|
|Roy Schwartz            |           -0-          | 10,800                  | -0-                    |
|------------------------|------------------------|-------------------------|------------------------|
|Telstar Entertainment   |           -0-          | 136,000                 | -0-                    |
|Group                   |                        |                         |                        |
|------------------------|------------------------|-------------------------|------------------------|
|Allan Wolf, Jr.         |           -0-          | 94,000                  | -0-                    |
|------------------------|------------------------|-------------------------|------------------------|
|Steven Schulz, Inc.,    |           -0-          | 25,000                  | -0-                    |
|Pension Trust           |                        |                         |                        |
|------------------------|------------------------|-------------------------|------------------------|
|Peter Banner            |           -0-          | 20,000                  | -0-                    |
|------------------------|------------------------|-------------------------|------------------------|
|Capital Resource        |           -0-          | 15,000                  | -0-                    |
|Group                   |                        |                         |                        |
|------------------------|------------------------|-------------------------|------------------------|
|Donna Gilbert           |           -0-          | 10,446                  | -0-                    |
|------------------------|------------------------|-------------------------|------------------------|

|------------------------|------------------------|-------------------------|------------------------|
|Pricewaterhouse         |           -0-          | 1,100,000               | -0-                    |
|Coopers, Inc.           |                        |                         |                        |
|------------------------|------------------------|-------------------------|------------------------|

 (1)      Mr. Tan is the President and CEO of Tech Electro  Industries.  He owns
          (i) directly  75,000 shares of Tech Electro  Industries  common stock,
          (ii) indirectly 283,000 shares of common stock that are held by Placement & Acceptance, Inc., of which Mr. Tan is an officer and director and (iii) indirectly 727,273 shares of common stock that are held by Ventures International, Ltd., of which Mr. Tan is an officer and director. See footnotes 5 and 7 below. Placement & Acceptance, Inc. also owns 5,000 Tech Electro Industries Units. Each Unit consists of one share of common and one share of Series A Convertible preferred stock. Mr. Tan also holds an employee stock option to purchase 400,000 shares of common stock.

 (2) Mr. Scott is the former Executive Vice President and a former director of Tech Electro Industries.

 (3)      Wooi Hou Tan is the adult son of William Tan Kim Wah.

 (4) William Tan Kim Wah is an officer and director of this company. See footnote 1 above.

 (5) MeeMee Tan, Secretary of Tech Electro Industries, is an officer and director of Equator Holdings.

 (6) Sadasuke Gomi, a director of Tech Electro Industries, is a director of this company.

 (7) William Tan Kim Wah is an officer and director of this company. See footnote 1 above.

 (8)      Jenny Jechart is an officer and director of this company.

 (9)      Sadasuke Gomi is a director of Tech Electro  Industries.  See footnote
          (6) above.

     This prospectus also covers the 1,953,000 shares underlying warrants that were previously registered and sold by Tech Electro Industries in 1995 under registration statement number 33-98662.

                              PLAN OF DISTRIBUTION

     The shares of common stock currently owned by the selling  shareholders and that may be acquired  upon exercise of warrants or options may be sold from time to time by the selling stockholders in one or more transactions at fixed prices,

at market prices at the time of sale, at varying  prices  determined at the time of sale or at negotiated prices. The selling stockholders may offer their shares of common stock in one or more of the following transactions:


          -    on any national securities exchange or quotation service at which the  common  stock  may be  listed or quoted at the time of sale,

               including  the  over-the-counter  market on the  Over-the-Counter

               Bulletin Board,

          -    in private transactions,

          -    through options,

          -    by pledge to secure debts and other obligations, or a combination of any of the above transactions. If required, we will distribute a supplement to this prospectus to describe  material  changes in the terms of the offering.


     The shares of common stock  described in this  prospectus  may be sold from time to time directly by the selling  stockholders.  Alternatively,  the selling stockholders  may from time to time offer  shares of common  stock to or through underwriters,  broker/dealers  or  agents.  The  selling  stockholders  and  any underwriters,  broker/dealers  or agents that participate in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933.


     Any  profits on the resale of shares of common  stock and any  compensation received  by  any  underwriter,  broker/dealer  or  agent  may be  deemed  to be underwriting discounts and commissions under the Securities Act of 1933.

     Any shares  covered by this  prospectus  which qualify for sale pursuant to

Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this  prospectus.  The selling  stockholders may not sell all of the shares.  The selling  stockholders  may transfer,  devise or gift such shares by other means not described in this prospectus.


     To comply with the  securities  laws of certain  jurisdictions,  the common stock must be offered or sold only  through  registered  or licensed  brokers or dealers.  In  addition,  in certain  jurisdictions,  the common stock may not be offered or sold unless they have been  registered  or  qualified  for sale or an exemption is available and complied with.


     Under  the  Securities  Exchange  Act of  1934,  any  person  engaged  in a distribution of the common stock may not simultaneously  engage in market-making activities  with respect to the common stock for nine business days prior to the start of the distribution.  In addition,  each selling stockholder and any other person  participating  in a  distribution  will  be  subject  to the  Securities

Exchange Act of 1934 which may limit the timing of purchases and sales of common stock by the selling  stockholders  or any such other person.  These factors may affect  the  marketability  of the  common  stock and the  ability of brokers or dealers to engage in market-making activities.


     We will pay all expenses of this  registration.  These expenses include the

SEC's  filing  fees and fees under  state  securities  or "blue  sky" laws.  All expenses for the issuance of a supplement to this prospectus,  when requested by selling  stockholder(s),  will  be paid by the  requesting  stockholder(s).  The selling  stockholders may pay selling commissions or brokerage fees with respect to the sale of the shares by them.


                           MARKET FOR OUR COMMON STOCK

     Our common stock is now traded on the OTC  Bulletin  Board under the symbol

TELE.  Prior to April 7, 1999,  our common  stock was traded on the NASDAQ Small

Cap Market.


     No dividends have been declared or paid on our common stock.


     As of June 30, 2000, Tech Electro Industries had 8,103,139 shares of common stock issued and outstanding and held by 588 shareholders of record.


     The  following  table  sets  forth  the high and low bid  prices of the our common stock on a quarterly  basis for the calendar  years 1998 and 1999 and for the first and second quarters of 2000, as reported by the Nasdaq Smallcap Market and Nasdaq Trading and Market Services:


        Calendar Period                        High             Low

1998:

        First Quarter.........                  $3.75           $2.3125

        Second Quarter.....                     $3.50           $2.125

        Third Quarter.......                    $2.6875         $1.25

        Fourth Quarter.....                     $4.00           $0.875


1999:

        First Quarter.........                  $4.625          $0.9375

        Second Quarter......                    $1.375          $0.25

        Third Quarter........                   $1.25           $0.6875

        Fourth Quarter......                    $1.0625         $0.625


2000:

        First Quarter.......                    $2.375          $0.6875

        Second Quarter...                       $0.75           $0.50

     The above quotations reflect inter-dealer  prices,  without retail mark-up,

mark-down or commission and may not represent actual transactions.


         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

                             RESULTS OF OPERATIONS

     The following  discussion and analysis  should be read in conjunction  with the Consolidated  Financial  Statements and notes thereto included  elsewhere in this prospectus.  Except for the historical  information  contained herein,  the discussion in this prospectus  contains certain forward looking  statements that involve risks and  uncertainties,  such as statements of our plans,  objectives,

expectations and intentions.  The cautionary  statements made in this prospectus should be read as being  applicable  to all related  forward-looking  statements wherever  they appear in this  prospectus.  These  statements  include,  without limitation,  statements  concerning  our potential  operations  and  information relating to Year 2000 matters,  described below. Our actual results could differ materially from those discussed here.  Factors that could cause or contribute to such differences include, without limitation, those factors discussed.


Fiscal year 1999  compared to fiscal year 1998.


     Tech Electro  Industries  results of operations for the year ended December

31, 1999 versus the year ended December 31, 1998 were significantly  impacted by the acquisition of AlphaNet Hospitality Systems,  Inc., completed on October 22,

1999, the  de-consolidation of US Computer Group, Inc. on February 25, 1999, and

a significant increase in sales at Universal Battery.


Revenues


     For  the  year  ended  December  31,  1999,   Tech  Electro  had  sales  of

$18,650,674,  a  decrease  of  $6,262,357  or  25.137%,  compared  to  sales  of

$24,913,031 during the same period in 1998. The significant decrease in revenues was due to the  de-consolidation  of US Computer  Group.  US Computer  Group had

sales  contributing to Tech Electro Industries revenue in the 1999 first quarter of $3,187,661 and AlphaNet contributed sales of $2,312,191 in the fourth quarter of 1999.


     Universal Battery recorded revenues for the year ended December 31, 1999 of

$13,150,822,  compared to $8,006,535 for the same period in 1998, an increase of

$5,144,287   or  64.25%.   This  increase  in  revenues  was  primarily  due  to

management's  decision  to shift  their  focus from  components  to the  battery industry and the jumpstart program which they started in 1999.


     AlphaNet recorded revenues for the fourth quarter 1999 of $2,312,191,  with no contribution in the comparable period in 1998.


     Tech Electro Industries recognized a loss from operations of $3,008,196 for the year ended  December 31, 1999,  compared to a loss of $4,438,491  during the same period in the prior year, a decrease in net losses of $1,430,295 or 32.25%.

The decreased loss as compared to 1998 was due primarily to the de-consolidation of US Computer Group in 1999. US Computer  Group's cost of goods sold and direct servicing cost in 1998 was $17,588,858  compared to $2,496,303 in 1999 and their general and  administrative  expenses were  $10,564,336 in 1998 to $2,064,840 in

1999.  The 1999 loss from  operations  was  mainly  attributable  to the  losses incurred by AlphaNet for the last quarter of 1999,  by US Computer  Group during the first  quarter  of 1999 and by  overhead  expenses  incurred  by the  parent company.  The  majority of these  overhead  expenses  were  salaries,  legal and professional fees. Because of Universal  Battery's  increased revenues for 1999,

this entity reflected a profit from operations of approximately $276,000 for the year.  Both  Universal  Battery and Tech Electro  Industries  incurred  expenses relating to the write off of loans made to US Computer Group that were deemed uncollectible at year end. The amount of these notes that were written off during 1999 was $472,344.


Cost of Goods Sold and Direct Servicing Costs


     Tech  Electro  Industries  cost of goods  sold and direct  servicing  costs decreased to $13,528,488  in the year ended  December 31, 1999 from  $17,588,858 during the same period  during  1998,  a decrease of  $4,060,370  (23.08%).  The decrease in cost of goods sold and direct servicing costs is attributable to the de-consolidation  of US Computer Group, which contributed cost of goods sold and

direct  servicing  costs  of  $2,496,030   during  the  first  quarter  with  no

contribution during the remaining period in 1999.


     Universal  Battery's  costs  of  goods  sold  increased  by  $4,455,525  to

$10,577,578 for the year ended December 31, 1999, compared to $6,122,053 for the same period in 1998.  Overall,  cost of goods as a percentage of sales increased to 72.5% in the year ended December 31, 1999,  from 70.6% during the same period in 1998. These increased costs are largely  attributable to Universal  Battery's increasing  revenues for 1999.  Universal Battery has expanded its sales base to include a large  volume  customer  with a lower  profit  margin than many of the other  customers.  Also, as part of the overall plan for increasing  revenues by concentrating  more on batteries and battery related products,  the gross margin has  declined  because  these  products  have a  lower  margin  than  electronic components.  Management believes it has compensated for that loss of margin, and will continue to do so, with the increases in volume.


     AlphaNet's cost of goods sold in the fourth quarter of 1999 was $562,831.


Selling, General and Administrative Expenses


     Tech Electro's selling,  general and  administrative  expenses or "S,G &A",

decreased  to  $6,796,921  for the year ended  December  31,  1999,  compared to

$9,395,513  for the year ended  December 31, 1998, a decrease of  $2,598,592  or

27.66%. The decrease in selling,  general and administrative expenses was due to de-consolidation  operations of US Computer Group, which contributed general and administrative  expenses  of  $2,064,840  in the first  period of 1999,  with no contribution during the remaining period of 1999.


     Universal Battery's selling,  general and administrative expenses increased by  $167,072  or 7.451% to  $2,409,483  for the year ended  December  31,  1999,

compared to  $2,242,411  during the same period  ended  December  31,  1998.  At

December 31, 1999,  Universal Battery incurred a bad debt expense of $272,864 on a loan that was made to US  Computer  Group.  Had it not been for this bad debt,

Universal Battery S, G & A expenses would have been lower than during 1998.


     AlphaNet's  selling,  general  and  administrative  expenses  in the fourth quarter  1999 was  $2,604,454  of which  $956,647  was  depreciation  of revenue producing  assets.  The  last  quarter  of  1999  was  abnormally  high  due  to accounting,  legal and loan refinancing costs incurred by AlphaNet in connection with its acquisition by Tech Electro Industries.


Inventory


     Universal Battery monitors  potential  inventory  adjustments on an ongoing basis and increased its inventory allowance periodically throughout Fiscal 1999.

During  1999,  Tech  Electro  Industries  recorded an  additional  provision  of

$107,951 for obsolete inventory compared to a provision of $1,250,798 in 1998, a substantial portion of which was for US Computer Group.


Depreciation and Amortization Expense


     Tech  Electro   Industries   incurred   $1,225,510  in   depreciation   and

amortization  for the year ending  December 31, 1999,  compared to $1,116,353 in

1998 an increase of $109,157 or 9.7%. The majority of the depreciation expense is attributed to AlphaNet which incurred $967,153. US Computer Group incurred depreciation and amortization cost of $181,803 in 1999 compared to $1,060,737 in

1998.


Amortization of Excess of Net Assets Acquired over Cost


     Tech Electro Industries also has an excess of net assets acquired over cost which is  associated  with the  purchase of AlphaNet  which is being  amortized,

$130,101 in 1999.


Interest Expense


     Tech Electro Industries  incurred $552,536 in interest expense for the year ended December 31, 1999,  compared to $684,120 during the same period in 1998, a decrease  of  $131,584  or  19.23%.  The  majority  of the  interest  expense is attributable to US Computer Group, which incurred $122,525 in interest the first quarter and  AlphaNet  which  incurred  $370,530 in the fourth  quarter of 1999.

AlphaNet  interest  expense was larger than expected due to an interest  penalty for early retirement of an AlphaNet financing arrangement with a third party.


Income Tax Expense


     The expected  income tax benefit for 1999 and 1998  resulting  from the net loss has a 100% valuation  allowance recorded against it for both periods due to the uncertainty of generating future taxable revenue.


Liquidity


     As of December 31, 1999, Tech Electro Industries,  on a consolidated basis,

had cash and cash  equivalents of $894,261.  By comparison on December 31, 1998,

Tech  Electro   Industries  had  approximately   $1,399,060  in  cash  and  cash

equivalents.

Cash Flow From Operations


     Cash provided by operations for 1999 was $290,669  compared to cash used in operations  of  $1,833,921  in 1998.  The major  components  of cash  flows from operations  in  1999  included  a  decrease  of  $702,657  in  inventory  due to management  watching  inventory  turnover,  an  increase  of $387,316 in prepaid expenses  due to advance  payments to foreign  vendors.  Capitalization  of loan costs  increased  to  $228,768  due to  refinancing  of several  loans.  Accrued liabilities increased $867,803 due to property tax liability,  accrued vacation,

bonuses, salary, and accrued note interest.


Cash Flow From Investing Activities


     Cash  used by  investing  activities  in 1999 was  $2,154,980  compared  to

$195,653  in  1998.  We  used  $994,235  to  an  acquire  AlphaNet  compared  to acquisition cost of $188,613 in 1998. In 1999, Tech Electro Industries purchased

$260,294 in short term investments, advanced US Computer Group $472,344 in loans which we had to write off and the cash decreased from the de-consolidation of US

Computer Group was $316,262.


Cash Flow From Financing Activities


     Cash provided by financing activities was $1,359,512 and $1,510,030 in 1999 and  1998  respectively.  We  received  proceeds  on sale  of  common  stock  of

$1,448,750  and  proceeds  from long term debt in the amount of  $2,375,000.  In

1999,  we used cash of  $1,060,557  from our  current  bank  lines of credit and

$1,428,681 from long-term debt in 1999.


     We expect to fund future cash needs through operations, our lines of credit and raising additional capital as necessary.

Inflation


     Tech Electro  Industries  has not been  materially  effected by  inflation.

while we do not  anticipate  inflation  affecting our  operations,  increases in labor and supply prices could impact our ability to compete.


     Quarter ended March 31, 2000 compared to quarter ended March 31, 1999


Recent developments


     The results of  operations  for the three  months ended March 31, 2000 does not include US Computer Group operations,  while the comparative  period of 1999 includes two months of US Computer Group operations.


     Tech Electro  Industries  was advised on March 22, 2000 that Coast Business

Credit, a Division of Southern Pacific Bank, declared that US Computer Group has defaulted on certain  loans from Coast and demanded  full  payment.  US Computer

Group was advised  verbally by Coast's  attorney that it had foreclosed and sold all of US Computer  Group's assets that were pledged to secure loans from Coast.

Coast has  demanded  that Tech  Electro  Industries  pay Coast  $361,740  on its guarantees  and has filed suit against Tech  Electro  Industries  in US District

Court for the Central  District of  California  to collect this  amount.  We are attempting  to negotiate a compromise of Coast's  claim.  We believe US Computer

Group has no assets or business and that Tech Electro  Industries  investment in

US Computer Group has zero value.


     On  April  28,  2000,  the  American  Arbitration  Association  awarded  an ex-employee  of  Universal  Battery  $375,865  due to breach  of his  employment agreement.  Universal Battery has paid the award to the ex-employee. The outcome is reflected in our March 31, 2000 quarterly financials.


Results of Operations

     Currently,  Tech Electro  Industries  operations are conducted  through our subsidiaries, Universal Battery Corporation, and AlphaNet Hospitality Systems.


Revenues


     For the three  month  period  ended  March 31,  2000,  we had  revenues  of

$5,730,795,  an increase of $512,698 or 9.825% from sales of $5,218,097  for the three month period ended March 31, 1999.


     Universal  Battery  had  revenues of  $3,689,554  for the three month ended

March 31, 2000  compared to revenue of  $2,030,436  during the same period ended

March 31, 1999, an increase of $1,659,118 or 81.71%.  The increase is related to the increasing sales in batteries and related products.


     AlphaNet  contributed revenues of $2,041,241 for the first quarter of 2000,

with no contribution in the same period of 1999.


Cost of Revenues


     The cost of revenues  decreased to $3,296,063 in the first quarter of 2000,

from  $4,034,649  in the same period in 1999,  a decrease of $738,586 or 18.31%.

The decrease is attributed to the  de-consolidation  of US Computer  Group which contributed $2,694,228 in 1999.


     Increased  sales at  Universal  Battery  resulted in an increase of cost of revenues  during the period ended March 31, 2000.  Universal  Battery's  cost of revenues increased  $1,335,548 or 85.94%, to $2,889,601 for the first quarter of

2000, compared to cost of revenues of $1,554,053 for the same period in 1999.


     AlphaNet cost of revenues was $406,462 for the three months ended March 31,

2000 and no comparison in 1999.

Gross Profit


     Tech Electro Industries recorded a gross profit of $2,434,732 for the three months ended March 31, 2000 compared to  $1,183,448  during the first quarter of

1999 an  increase  of  $1,251,284  or  105.73%.  Universal  Battery  contributed

$799,953  compared to $491,817 during the similar period in 1999, an increase of

$308,136 or 62.65%.  AlphaNet contributed $1,634,779 during the first quarter of

2000 with no contribution made during the same period in 1999.


     Gross profit as a percentage of revenue for Universal  Battery decreased to

21.68% for the three  months  ended March 31,  2000,  compared to 24.22% for the same period in 1999. The decreasing gross profit margin of Universal  Battery is attributable to the focus on battery and battery-related products, which produce a lower profit margin than component sales.


Operating Expenses


     Tech Electro Industries operating expenses,  consisting of selling, general and  administrative  expenses decreased to $2,525,053 for the three month period ended March 31,  2000 from  $2,792,282  for the same  period in 1999.  Universal

Battery  operating  expenses  increased to $691,101 in the first quarter of 2000 compared  to  $662,012  for the same  period in 1999,  an increase of $29,089 or

4.39%. Selling,  general and administrative  expenses increased because of legal fees,  wages and travel  expenses.  AlphaNet  incurred  $1,260,808  in operating expenses at March 31, 2000 with no comparison in 1999,  with similar  factors as

Universal Battery, legal, communications, wages and advertising.


Depreciation and Amortization


     Tech Electro Industries  incurred $390,640 in depreciation and amortization for the period ending March 31, 2000 compared to $218,353 in 1999.  The increase of $172,287 is due to AlphaNet depreciation of revenue assets.

Interest Expense and Financing Fees


     Tech Electro  Industries  incurred  $200,012 in interest expense during the three months ended March 31, 2000,  compared to $113,903  during the same period in 1999, an increase of $86,109 or 75.60%. The significant  increase in interest expense is attributable to AlphaNet, which incurred $169,126 in interest expense during the first quarter of 2000 with no contribution  during the same period in

1999.


     Deferred  financing costs are amortized on a  straight-line  basis over the original  term  of the  financing  agreement.  Tech  Electro  Industries  issued warrants  to  various  lenders  which  were  recorded  at fair  value  using the

Black-Scholes model. Amortization of these deferred financing costs was $157,725 and  $18,494  for the  three  months  period  ending  March  31,  2000 and 1999,

respectively.


Excess of Net Assets of Companies Acquired Over Cost


     The deferred  credit  results from the excess of the estimate fair value of the net  assets  acquired  over the  purchase  price  paid for  AlphaNet.  After application to all non current assets acquired,  this amount totaling $4,163,233 is being amortized using the straight-line method over 8 years. Amortization for the period ended March 31, 2000 was $130,101.


Extraordinary Gain


     Tech Electro  Industries  recognized an extraordinary gain of $568,750 from the  retirement of the  PricewaterhouseCoopers,  Inc.  note of  $2,100,000  that composed part of the purchase  price of the AlphaNet  acquisition.  The note was settled with $500,000 cash and 1,100,000 common shares in February 2000.


Inventory

     Tech  Electro  Industries   continually  reviews  its  inventory  allowance

procedures  and  policies and will make  adjustments  as  necessary.  During the period  ended March 31,  2000,  we set aside  $3,000 as a reserve for  inventory allowance, compared to $185,430 for the same period in 1999.


Purchase Order Backlog


     As of  March  31,  2000,  Universal  Battery  purchase  order  backlog  was approximately  $2,217,909,  compared to  $2,636,411  on the same date in 1999, a decrease of $418,502 or 15.87%. Generally, the purchase order backlog represents orders received from customers but not shipped,  typically at the request of the customer.  Universal Battery monitors its purchase order backlog to help analyze sales trend and to gauge future sales potential.


Liquidity


     As of March 31, 2000 Tech Electro  Industries on a  consolidated  basis had cash and cash equivalents of $695,090 compared to $894,261 at December 31, 1999.

The change in our cash and cash  equivalents  reflects the increased  inventory,

purchase of property and equipment.


     We used cash from operations of $249,678 to buy inventory  during the three month period ended March 31, 2000  compared to cash  provided by  operations  of

$312,731 for the same period in 1999.


     We used cash from investing  activities of $123,605 in the first quarter of

2000  compared to $495,038 in 1999.  The cash was used to purchase  new property and equipment .


     We used cash from  financing  activities  of  $174,130  in the three  month period  ended  March 31, 2000  compared to $762,661 in 1999.  During the quarter ended March 31, 2000 Tech Electro Industries received $214,993 of net proceeds under its line of credit. Universal Battery established a new credit line and has an additional  $1,043,613  available on their credit line at March 31, 2000.

Tech  Electro  Industries  organized  repayment  of their  acquisition  debt and

recognized  a  gain  in  connection   with  this   settlement  and   refinancing

transactions.


Inflation


     We  have  not  been  materially  effected  by  inflation.  While  we do not anticipate  inflation will affect our operations,  increases in labor and supply costs could impact our ability to compete.


International Currency Fluctuation


     Since the majority of goods that Universal Battery purchases are from Asia,

it is subject, like its competitors, to international currency fluctuation.  The management  of  Universal  Battery  does not  believe  that the  fluctuation  in currency presents a serious threat to it's operations.


                             DESCRIPTION OF BUSINESS

General Business History


     Tech Electro  Industries  was  incorporated  under the laws of the State of

Texas on January  10,  1992,  for the purpose of  acquiring  100% of the capital

stock  of  Computer  Components  Corporation,  a  Texas  corporation.   Computer

Components  has,  since its  inception  in 1968,  operated as a  distributor  of electronic  components  and, in 1980,  expanded  into the battery.  assembly and distribution business.


     On October 29, 1996, we incorporated Universal Battery Corporation, a Texas corporation,  for the purpose of expanding  into new markets for  batteries  and battery  products.  In June 1999,  we merged  Universal  Battery  into  Computer

Components  and in July 2000  changed  Computer  Component's  name to  Universal

Battery Corporation.


     In March,  1998, we completed the acquisition of a controlling  interest in

US  Computer  Group,  a  company  that  provided  a broad  range of  information technology services and products.  On February 25, 1999, Telstar  Entertainment,

then  the  second  largest  shareholder  of  U  S  Computer  Group,  contributed additional  capital to US  Computer  Group  through the  purchase of  additional shares,  making Telstar the largest shareholder.  Effective February 25, 1999 we ceased  reporting  US Computer  Group's  financial  results in our  consolidated financial  statements.  We have written off our entire investment in US Computer

Group. In March 2000, a US Computer Group bank creditor  foreclosed on all of US

Computer  Group's assets,  effectively  terminating  all of US Computer  Group's operations.  We guaranteed a portion of the US Computer Group bank indebtedness.

In this regard,  the said bank creditor has demanded that we pay $361,740 to the bank pursuant to the guarantee and has filed suit to enforce its  guarantee.  We are  currently  attempting to negotiate a settlement  of the bank's  claims.  On

October 26, 1999, we completed the acquisition of AlphaNet  Hospitality Systems,

Inc.  We  paid  a  combination  of  cash,  promissory  note  and  assumption  of indebtedness for a total consideration  value of $3,500,000.  We paid $1,400,000 cash that was raised in a private placement through the sale of our common stock and warrants. We issued a $2,100,000  non-interest bearing four-month promissory note to the seller as part of the purchase price.



     On March 8,  2000,  we paid in full the  $2,100,000  note by  paying to the seller $500,000 in cash and 1,100,000  shares of our common stock.  The $500,000 cash was borrowed from an entity  affiliated with our president.  See discussion under Certain Relationships and Related Transactions, page 43.

Universal Battery Corporation


     Universal Battery's operations have historically  consisted of: (i) sale of battery  and battery  assembly  systems and  contract  manufacturing  or kitting systems;  (ii)  sale of  passive  electronic  components;  (iii)  sale of  other products, such as AC transformers, ceramic sound sources, battery chargers, etc.


     Our  products  are sold to  original  equipment  manufacturers  (OEMs)  and distributors  for use in the manufacture and sale of  high-technology  products,

such as computers, oil field equipment, medical instrumentation, uninterruptible power supply systems, and security equipment among others.  Universal Battery is an authorized  distributor,  on a non-exclusive basis, for two product groupings of Panasonic,  USA , Varta, USA and Duracell, USA. Varta, based in Germany, is a manufacturer  of battery  products.  Panasonic  is a  subsidiary  of  Matsushita

Electric Corp. of Japan.  Universal Battery also operates under  noncontractual,

long-term  relationships (many exceeding 10 years) with other vendors located in

Taiwan,  Hong Kong, China, Korea and Japan from whom it imports  non-proprietary electronic  components and batteries  marketed  under its registered  trademark,

"NIKKO","UBC",  "Tech Electro Industries" and,  occasionally,  under the name of the Asian vendor.  Universal Battery has also added,  within the last two years,

vendors of electro magnetic  devices,  battery  charging and electro  mechanical devices from The People's Republic of China.


Batteries


     Universal  Battery sells and  distributes,  under agreements with Panasonic and Varta, a broad line of industrial (as opposed to consumer-retail) batteries.

The  batteries  sold  and  distributed  by  Universal   Battery  include  sealed

lead-acid,  nickel-cadmium,  lithium,  carbon-zinc,  nickel  metal  hydride  and alkaline  batteries.  In  addition  to the  sales of  individual  batteries,  we assemble and sell battery packs consisting of assembled groups of batteries combined physically and electrically into a single unit. We are a Panasonic authorized  modification  center and, in that capacity,  create  custom-designed battery packs meeting  specifications  of individual  customers.  In addition to providing the services  necessary to produce battery packs,  such as welding and assembly,  Universal Battery supplies materials such as wiring, connectors, buss bars and casings.  Completed  battery packs are assembled to order in nearly all instances and we maintain  little or no inventory of completed  packs,  although components for assembly of packs are maintained.  Universal  Battery also offers customers battery packs assembled in China to the customers' specifications.  We maintain a broad inventory of various sizes of batteries and components utilized in battery package  production to serve customer needs for immediate pack design and assembly.


     On  December  8, 1999,  Universal  Battery  launched  an  e-commerce  site,

www.ubcbattery.com,  enabling  consumers to purchase an  extensive  selection of battery and battery related  products.  Our e-commerce site will augment current sales and marketing  channels,  affording us the  opportunity  to reach out to a segment of the battery  market not  currently  being  served by our direct sales force.


Contract Manufacturing and Kitting Operations


     For the  past  several  years we have  sold  various  types  of  electronic components to United States-based customers. The components are delivered to the customer's  facility  in Mexico,  where  Mexican  sub-contractors  insert  these components into parted circuit PC boards to customer specifications.  After such assembly,  the PC boards are shipped back to the United States for assembly into the customer's final product.


     We are currently pursuing a number of projects and believe that kitting operations represent an opportunity for us to reach new customers.


Electronic Components


     Universal  Battery imports and sells to OEMs and distributors the following electronic  components for use in the  manufacture,  repair and  modification of electronic equipment:


     Resistors. Carbon film, metal film and metal oxide resistors in both leaded and chip, surface mount, configurations.


     Capacitors. Polyester, polypropylene and polycarbonate metalized film, film and  foil,  inductive  and  non-inductive,  aluminum  electrolytic  and  ceramic capacitors, leaded and chip.


     Relays.  AC and direct current relays,  usually for operations at less than

20 amperes contact rating and 50 volts DC coil operation.


Other Product Sales


     Universal  Battery sells to OEMs and  distributors or retail  suppliers the following other products:


     Sound sources.  Piezo and inductive drive  "sounders" for the production of alarm signals in security systems.


     Transformers. 120-volt AC household and business wall plug transformers for reduction of power line voltage to low voltage,  12 to 24 volts AC, applications as utilized by household and business electrical devices.


     Battery  chargers.  Various battery chargers used in consumers and business applications.

     Universal Battery relies primarily on sales personnel and  representatives,

and has undertaken only minimal  advertising in trade  publications.  As of June

30,  2000,  Universal  Battery  employed a direct  sales  force of four  outside salesmen and five inside "customer service" representatives.


Equipment


     Universal  Battery  owns the  majority  of the  equipment  utilized  in its

design,   manufacturing  and  assembly  operations.  This  includes  specialized equipment such as small electric  welders,  sonic welder,  computer aided design

computer  programs,   computer  driven  battery  analyzers,   battery  chargers,

heat-shrink ovens,  strip-chart  recorders,  timers,  multimeters and hand tools utilized in operations.  Additional manufacturing equipment capable of automated epoxy dispensing and automated "connector to wire" attachment, is also owned. An insignificant  amount of small equipment is leased.  Universal  Battery owns the computer hardware and software required for its accounting, sales, inventory and management  and the office  furniture  and equipment as necessary to operate the business.


     Our  equipment  consist of readily  available  items and could be  replaced without significant cost or disruption to business activities.


Customers


     Our  customer  base is  relatively  broad.  Universal  Battery  maintains a computer  database of over one thousand  active and inactive  customers,  all of whom are  believed  to be  potential  customers  for our  products.  We believe,

however,  that the loss of a major customer or group of related  customers would have a materially adverse effect on our operations.


Employees

     As of June 30, 2000, our workforce consisted of 21 full time employees.


Technology


     Universal Battery's  electronic products are all relatively low technology.

We believe  these  products  are not subject to sudden  obsolescence  since they represent basic elements common to a wide variety of existing electronic circuit designs.  At the same time,  there can be no assurance that advances and changes in  technology,  manufacturing  processes  and other factors will not affect the market for our products.


Competition


     Universal  Battery  competes in the sale of our batteries and battery packs with many companies  located in the United States,  Mexico and Asia. In sales of its  electronic  components,  we face  competition  from many  large  electronic distributors  as well as from factory direct sale outlets  throughout the United

States as well as other importers and exporters in Asia. Many of our competitors are substantially larger and have greater resources than we do.


Environmental Matters


     We believe  that we comply  with all  relevant  federal,  state,  and local environmental  regulations and do not expect to incur any  significant  costs to maintain compliance with such regulations in the foreseeable future.


Patents and Trademarks


     Although we are the owner of the  trademark  "NIKKO" in Texas for batteries and  electronic  components,  that  trademark  is not  regarded as  essential or necessary  for the  marketing of our  products.  We do depend,  in part,  on the patents and trademarks of our vendors and suppliers, over which we have little control. It is possible that the loss of these marks, or the deregulation of their value, could have an adverse effect on our business.


Sources and Availability of Materials


     With the exception of battery  products and certain  electronic  components described below,  Universal Battery  purchases its raw materials,  such as wire,

metals  and  packaging  materials,  from a number  of local  sources  and is not dependent on any single source for raw materials.  Except as noted below,  it is our belief that the loss of any single  supplier would not adversely  affect our business.  All raw  materials  utilized  by us are readily  available  from many sources.


     Universal Battery enjoys a close and beneficial non-exclusive  relationship with a single  supplier of a substantial  portion of its battery  products,  the

Panasonic  Battery  Sales  Group of  Matsushita  Electric  Corp.  of  America  .

Universal  Battery  is  a  certified  Panasonic   Modification  Center  for  the

production of battery packs. We have also established  relationships  with other battery  manufacturers  from  which we have  purchased  substantial  numbers  of batteries.  The  loss of any of  these  relationships  could  have a  materially adverse effect on our business.


Governmental Matters


     Except for usual and customary business licenses,  permits and regulations,

Universal  Battery's  business is not  subject to  governmental  regulations  or approval of its products.


ALPHANET HOSPITALITY SYSTEMS, INC.


     Founded in 1992, AlphaNet Hospitality Systems Inc. is a leading supplier of

business  and  connectivity   solutions  to  the  hospitality  industry.   Among

AlphaNet's products are:  InnFax(R),  the private in-room facsimile and business service;  InnConnect(TM),  the company's new high-speed  Internet access product for hotel guest and meeting rooms;  InnPhone(R),  an advanced  two-line cordless telephone  developed  exclusively  for  hotels;  and The  Office(R),  a  24-hour unattended "self-serve" hotel business center.  AlphaNet's products can be found in hundreds of hotels around the world serving tens of thousands of guestrooms.


Products


     InnFax(R):  AlphaNet's core product,  InnFax,  provides business  travelers staying at leading  hotels with a private,  in-room fax machine.  Users may send and receive faxes with complete  confidentiality and at their convenience,  on a unique, private fax number which is disabled on check-out so that the next guest has a different and unique number. In addition,  the guest has access to a range of  information  services  and in-room  printing  of the hotel bill.  The latest

InnFax(R) machine, the IBC-5000,  provides the benefits of the InnFax(R) service with the additional features of plain paper PC printing and copying.


     InnFax(R)  service is based on  AlphaNet's  patent-protected  technologies,

combining  the  facilities  of  the  public  switched   telephone  network  with

conventional  radio frequency  paging into a unique  communications  capability.

This technology  provides hotels with the capability of offering private in-room fax  service,  even  in  single-line  rooms,  without  the  significant  capital expenditures  otherwise required to rewire the hotel and upgrade telecom systems to make in-room fax possible.


     The  Office(TM):  The  Office(TM)  is an  unattended  "self-service"  hotel business  center.  Credit card activated,  The Office provides hotel guests with

24- hour convenient access to various office services.  Hotel guests can utilize a personal  computer loaded with popular business  software,  have access to the

Internet and Email, as well as document printing,  faxing and photocopying,  all without ever having to leave the hotel.  For hotels,  particularly  those within the fast growing  mid-market/ limited service sector, The Office(TM) allows them to meet the needs of business travelers without the expense of added staff.


     InnConnect(TM):  In  July  of  1999,  AlphaNet  entered  into a  sales  and

marketing   agreement  with  a  high-speed  internet  provider  engaged  in  the installation  and  operation of  high-speed  Internet  access  systems,  chiefly utilizing  Digital  Subscriber  Line  technology.  The  agreement  provides  for

AlphaNet  to sell and market  high-speed  Internet  access  for hotel  guest and meeting rooms,  across the US and Canada.  InnConnect(TM) is AlphaNet's  private label for the  services  sold under the  agreement  with a  high-speed  internet provider.


     InnConnect(TM)  provides  hotel  guests  with  the same  fast and  reliable

Internet  connection  that they are  accustomed  to having in their  offices and which  cannot  be  achieved  via a dial-up  connection  using a  standard  hotel dataport.  Moreover,  InnConnect(TM)  takes the unprecedented stress off hotels'

PBX  systems  that  dial-up  connections  create,  and that  leads to both guest dissatisfaction and higher hotel operating costs.


     InnPhone(R):  AlphaNet has continued to evolve as a single-source  provider of business and  connectivity  solutions to the  hospitality  industry  with its

introduction  of  InnPhone(R),   an  advanced   two-line  cordless  phone.  With

InnPhone(R),  hotel guests will be able to roam around their room or suite while on the phone without being tied to fixed telephone.


Equipment

     AlphaNet  purchases fax machines and office  equipment from a leading brand name  manufacturer in Japan. The  manufacturer  modifies  facsimile  machines to

AlphaNet specifications. This allows the facsimile machines to operate as a part of a  communications  network so that  business  travelers or other  individuals residing in hotel rooms can send and receive fax transmissions.


     AlphaNet  also  leases fax  machines  to hotels  using  third  party  lease arrangements.  Hotels sign  multi-year  lease  agreements with third party lease companies for fax machines, an alternative to having AlphaNet owned equipment on site.  The leased  equipment  connects  to AlphaNet  communications  and billing system. Approximately 10% of the installed fax machines are leased.


     The equipment  necessary for The Office product line is obtained from brand name manufacturers and software suppliers and deployed in hotels under contract.

The Office products contain  modifications to allow for activity  tracking,  and summarized  individual  usage for billing  purposes that is provided to AlphaNet and the hotel.


     AlphaNet  acts as a sales  agent  for  both  its  InnConnect  and  InnPhone products.


Client Base


     AlphaNet  sells  its  product  line at both  chain/management  company  and

individual  property  levels.   Among  its  370  hotel  clients  are  properties

represented by more than 20 brands, such as Hyatt,  Marriott,  Loews,  Fairmont,

and Sheraton,  to name a few.  AlphaNet's  InnFax  service can be found in every

"Business  Class" room of the Hyatt chain and in many leading luxury  properties such as The Waldorf-Astoria,  Plaza Hotel, New York Palace Hotel and The Mansion

on Turtle Creek.

Employees


     AlphaNet is headquartered in Ramsey, New Jersey, a suburb of New York City,

and maintains a significant  office in Toronto,  Canada and a small depot repair facility in Colorado  Springs.  AlphaNet's  sales and marketing,  management and support staff are located in New Jersey.  Operations,  customer service, R&D and finance are in the Toronto  facility.  The three sales  managers  and the inside sales  representative  work from their homes, as do three installation  managers located in New York,  Chicago and the Washington,  DC area.  AlphaNet  employs a total of 37 people.


Sales and Marketing


     AlphaNet  sells its  products  and  services  through a direct  sales force comprised of three regional  sales managers and an inside sales  representative,

led by the Vice  President of Marketing.  The regional sales  managers,  working from  their  homes in New  York,  Chicago  and San  Jose,  California,  each are respectively  responsible for the Eastern, Central and Western United States and

Canada. In addition, senior management of AlphaNet takes an active roll in sales and sales management.


     Our sales force is  supported by trade  advertising  and  extensive  use of highly  targeted  direct mail.  AlphaNet  also  typically  exhibits at two major industry trade shows each year.


Patents and Trademarks


     AlphaNet holds a number patents allowing individual fax machines to work in concert with communications networks. None are material to our business.


     InnFax(R) and InnPhone(R)  are copyrighted by AlphaNet.  The Office(TM) and

InnConnect(R) are AlphaNet registered trademarks.

Competition


     In part due to our first to market  advantage  and  proven  technology  and support  capabilities,  AlphaNet does not have  significant  competition  to its

InnFax business.  The market for high-speed Internet access is very competitive,

with some 30 providers.  There are two established competitors to AlphaNet's The

Office product and many distributors of hotel telephones.


Sources and Availability of Services


     AlphaNet  relies upon the facilities and services of various  telephone and communications  common carriers.  Those relationships are defined under contract by multi year agreements that have, and continue to, satisfy AlphaNet's needs.


     AlphaNet relies on one manufacturer to provide it with fax machines.


Government Matters


     Except  for the usual and  customary  business  licenses  and  regulations,

AlphaNet's  business is not subject to  governmental  regulations or approval of its products.


                                    PROPERTY


     AlphaNet  occupies  leased office space in Toronto,  7,300 square feet, New

Jersey,  2600 square feet and Colorado,  400 square feet.  The "per month" lease cost are as follows:


                  Toronto           $11,420

                  New Jersey        $ 4,200

                  Colorado          $   550


     The Toronto property is on a month to month lease. The New Jersey lease expires on July 31, 2001. The Colorado lease expires on March 1, 2001. Tech

Electro Industries' executive offices are also located in the New Jersey offices leased by AlphaNet and for which Tech Electro  Industries  pays a portion of the monthly lease costs.


     Universal  Battery leases an industrial office building complex and parking facility  owned by La Taste  Enterprises,  a family  partnership  of Craig D. La

Taste,  former director and former President of Universal Battery.  The property includes  approximately  23,000 square feet of office and warehouse building and

7,000 square feet of open fenced and paved  parking and storage  areas.  We have entered into a lease  effective March 1, 2000 for five years at a rate of $8,400 per month. The building space includes approximately 4,000 square feet of office space,  4,000 square feet of assembly space used in Universal  Battery's battery pack business, with the balance of the space dedicated to warehousing,  storage,

shipping and receiving operations.


                                   MANAGEMENT


     The following table sets forth certain information concerning the executive officers and directors of Tech Electro Industries:

                                Principal Occupation                      Age

 William Kim Wah Tan     Investor, President, Chief Executive Officer,     57

                               and Chairman of the Board

 Ian Colin Edmonds       Vice President and Director                       28

 Sadasuke Gomi           Investor and Director                             29

 Julie A. Sansom-Reese   Interim Chief Financial Officer and Chief         37

                               Financial Officer of Universal Battery

 Mee Mee Tan             Secretary                                         26


     William  Kim  Wah Tan  was  elected  President,  Chief  Executive  Officer,

Director,  and Chairman of the Board of Directors of Tech Electro  Industries in

February  1997.  Mr.  Tan has been  active as an  entrepreneur  in the fields of finance,  general  insurance,  property  development and management for the past twenty years. He has held senior management  positions in a number of financing,

insurance,  textile, property development and related businesses. Mr. Tan is the father of Mee Mee Tan.


     Ian Colin Edmonds,  Vice President and director of Tech Electro Industries.

Mr.  Edmonds is a graduate  of the  University  of Denver,  where he  received a bachelors  degree in Marketing and minor in  Statistics in June 1996.  Following graduation  and through  December  1997,  he was  Assistant  Product  Manager at

Information Handling Services, a private information-technology firm, in Denver,

Colorado.  Mr. Edmonds has served as a director of Tech Electro Industries since

July 1997. Mr. Edmonds was elected Vice President in February 1999.


     Sadasuke Gomi was elected  Director of Tech Electro  Industries in February

1997.  Mr. Gomi is a graduate of Meii  University in Japan,  where he received a bachelor's  degree in commerce in 1995.  During the past five years,  Mr. Gomi's principal occupation has been that of a private investor, as well as a student.


     Julie A.  Sansom-Reese  was named Interim Chief  Financial  Officer of Tech

Electro Industries in November 1999. Since August 1986, she has served as CFO of

Universal  Battery.  She  served  as CFO of Tech  Electro  Industries  from 1992 through June 1996. She earned a BA from Texas Tech University in August 1986.


     Mee Mee Tan is the  Secretary  of Tech Electro  Industries.  She holds a BS degree in Marketing  and a minor in  Statistics  from the  University of Denver,

Colorado. Prior to joining us, Ms. Tan was an intern at Prudential Securities in

Denver, Colorado. She is the daughter of William Kim Wah Tan.


     No family relationship exists among any of the executive officers or directors, except that William Kim Wah Tan is the father of Mee Mee Tan.


Significant Employees


     The following table sets forth-certain  information  concerning significant employees of Tech Electro Industries wholly owned subsidiaries.


                        Age              Position

Randy Hardin            40               President and CEO of Universal Battery

Ian Kindred             52               Vice President of AlphaNet



     Randy T. Hardin is Chief  Executive  Officer of Universal  Battery.  He has

been an officer of Universal Battery since November 1996. From 1991 to 1996, Mr.

Hardin was the National  Sales  Manager of MK Battery,  Inc., a  distributor  of sealed  batteries.  Mr.  Hardin is a graduate of Texas A&M  University  where he received a B.A. in Political Science/Marketing in 1982.


     Ian Kindred is Vice  President of AlphaNet.  He joined  AlphaNet in 1992 to create and manage its InnFax  operations,  engineering  and customer  service in

North America.




                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


     The  following  table sets  forth  information  for the  fiscal  year ended

December 31, 1999, 1998, and 1997 concerning compensation of the Chief Executive

Officer (no other executive officer of Tech Electro  Industries  received salary and bonus  compensation  of at least $100,000) for services in all capacities to

Tech Electro  Industries  and its  subsidiaries  or divisions in the fiscal year ended December 31, 1999:

                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------
                     Annual Compensation       Long-Term Compensation
                     ------------------------  ---------------------------------
                                               Awards                   Payouts
---------- --------- ------ ----- -----------  ----------  ------------ --------
Name and   Fiscal    Salary Bonus Other        Restricted  Securities   LTIP
Principal  Year      ($)    ($)   Annual       stock       Underlying   Payouts
Position   Ended                  Compensation award(s)    Options/     ($)
           Dec. 31                ($)          ($)         SARs (#)
---------- --------- ------ ----- -----------  ----------  ------------ --------
William     1999          0     0           0                  400,000        0
Tan Kim
Wah,        1998          0     0           0    $244,620      100,000        0
Chairman                                              (1a)         (1b)
of the      1997        N/A   N/A         N/A    $393,750          N/A      N/A
Board,                                                (1b)
President
and CEO
of TEI
---------- -------- ------- ----- -----------  ----------  ------------ --------

     (1a) On November 18, 1998, we agreed on an annual  compensation of $360,000 including expenses, effective February 1998, for Mr. Tan's services. On December

15,  1998,  we issued to Mr.  Tan  400,000  shares of common  stock,  in lieu of payment of Mr. Tan's 1998 accrued salary in consideration  for services provided by Mr. Tan. On December 22, 1999, Tech Electro  Industries and Mr. Tan rescinded the issuance of these shares to him. Mr. Tan returned the shares to Tech Electro

Industries and has waived all compensation due him for his said services to Tech

Electro Industries.


     (1b) On  February  1998,  Tech  Electro  Industries  agreed to pay Mr.  Tan

$10,000  per month for  services  rendered  in 1997 as  Chairman  of the  Board,

President and Chief  Executive  Officer.  On February 20, 1998, we issued to Mr.

Tan  100,000  shares of common  stock,  valued  at $2.25 per  share,  in lieu of payment of Mr. Tan's 1997 accrued  salary,  and an  additional  75,000 shares of common  stock in  repayment  of expenses  and  advances  incurred by Mr. Tan. On

December 22, 1999, Tech Electro Industries and Mr. Tan rescinded the issuance of the said 100,000 shares to him. Mr. Tan returned the shares to us and has waived all compensation due him for his said services to Tech Electro Industries.

Concurrently with the issuance of the foregoing shares,  Tech Electro Industries granted to Mr. Tan  options to acquire  100,000  shares of Common  Stock,  which options were  exercisable  over a period of two years from the date of issuance,

at an exercise price of $5.00 per share.  In 1999, the exercise period for these options was extended to October 31, 2001 and the exercise price reduced to $0.75 per share.


         Aggregate Option Grants in Last Fiscal Year - Individual Grants


(a)       (b)           (c)                   Exercise Price  Expiration Date

            Shares      Percent of Total
Name        Underlying  Options Granted to
            Options     Employees in Fiscal
            Granted     Year
William
Kim Wah Tan 400,000     32%                   $0.75           November 15, 2004



                        EMPLOYEE INCENTIVE STOCK OPTIONS


     Tech Electro  Industries has adopted three employee  incentive stock option plans, the (i) 1995 Incentive Stock Option Plan, (ii) 1999 Stock Option Plan and

the 2000  Incentive  Stock Option Plan.  There are  outstanding  options for (i)

117,750 shares  granted under the 1995 Plan (ii) 1,300,000  shares granted under the 1999 Plan and (iii) 27,000 shares granted under the 2000 Plan.  There are an additional 1,973,000 shares available for the granting of options under the 2000

Plan.  All of the said  shares  under the 1995 Plan,  the 1999 Plan and the 2000

Plan have been  registered  with the Securities and Exchange  Commission on Form

S-8, Commission File No.333-41556.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Universal  Battery  leases its office and warehouse  premises from La Taste

Enterprises,  a  partnership  comprised  of Craig D. La Taste and members of his family.  The current  lease is for a term ending  February 28, 2005 and provides for an annual base rent of $100,800.


     On October 26, 1999, Tech Electro  Industries  completed the acquisition of

AlphaNet.  As part of this  transaction,  we arranged  for a  $2,525,000  credit facility for AlphaNet to refinance its existing indebtedness.  $1,525,000 of the said indebtedness was refinanced  through Appel Investments Inc. William Tan Kim

Wah's brother, Kim Yeow Tan, is an officer of Appel. In conjunction with Appel's

$1,525,000  loan  to  refinance  AlphaNet  indebtedness,  AlphaNet  paid  a loan origination  fee of $150,737.  The remaining  balance of the  indebtedness is an interest only loan at 20.5% per annum.  The principal of the indebtedness is due in full on October 26, 2001. As additional  consideration  for the  refinancing,

Appel  Investments Inc.  received  warrants to purchase 116,703 shares of common stock exercisable at $0.75 per share. The warrants expire on October 20, 2004.


     We  engaged   Placement  &  Acceptance,   Inc.  a  British  Virgin  Islands

corporation, to effect a private placement of securities,  which was consummated in  December  1997.  Mr.  Tan is a  director  and  shareholder  of  Placement  &

Acceptance.  Placement &  Acceptance  received  fees of  $112,000,  inclusive of expenses,  for acting as sales agent in the placement.  Tech Electro  Industries also  engaged  Placement  &  Acceptance  in  October,  1999 to  effect a private placement of securities to raise  $1,400,000  for our  acquisition  of AlphaNet.

Placement & Acceptance  received a placement fee of warrants to purchase 500,000 shares  in  consideration  for  services  rendered.  In  addition,  we  retained

Placement &  Acceptance  to  refinance  the  outstanding  AlphaNet  indebtedness required  to  complete  the  acquisition.  Placement  &  Acceptance  received  a placement  fee of  warrants  to  purchase  550,000  shares  of  common  stock in consideration  for services  rendered.  All of these warrants are exercisable at

$0.75 per share and expire on October 20, 2004.

     On February 25, 2000, we renegotiated  and settled in full our $2.1 million promissory note payable to  PricewaterhouseCoopers,  Inc., Trustee of the Estate

of  AlphaNet  Telecom  Inc.  that  composed  part of the  purchase  price of our acquisition of AlphaNet.  The promissory note was paid in full by the payment of

$500,000  cash  and  the  issuance  of  1,100,000  shares  of  common  stock  to

PricewaterhouseCoopers,  Inc. The $500,000 cash was raised by a loan from Caspic

International,  Inc.  Mr.  Tan is also a  director  and  shareholder  of  Caspic

International,  Inc. The loan is due on August 25, 2000,  bears an interest rate of 12% per annum  payable  monthly  and is  secured by a pledge of the shares of capital  stock of AlphaNet.  As additional  consideration  for the loan, we also issued to Caspic  International  warrants to purchase  250,000  shares of common stock at $0.73 per share  exercisable  immediately,  with an expiration  date of

February 25, 2005.



           SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT


     The  following  table  sets forth  information  concerning  the  beneficial ownership of our common stock and  preferred  stock as of July 10, 2000,  by (i)

each  person who is known by us to own  beneficially  more than 5% of the common stock,  (ii)  each  director  of  Tech  Electro  Industries,  (iii)  each of the executive  officers  of Tech  Electro  Industries,  and (iv) all  directors  and executive officers of Tech Electro Industries as a group.

------------------  ------------ --------- ------------   ---------   -------
                    Common                 Series A
                    Stock                  Stock
                    ------                 --------
                    Amount                 Amount
                    and                    and
                    Nature of              Nature of                  % of
                    Beneficial   % of      Beneficial     % of        Voting
Name and Address    Ownership(1) Class(2)  Ownership(1)   Class(2)    Power(3)
------------------- ------------ --------- ------------   ---------   --------
William Tan         3,467,546    42.79%    5,000          4.18%       13.45%
Kim Wah, President  Direct                 (through
and CEO             and Indirect           ownership of
No. 18 Jalan Sri    (4)                    5,000 units)

Semantan 1
Damansara Heights
50490
Kuala Lumpur
Malaysia
------------------- ------------ --------- ------------   ---------   --------
Gin Securities,Ltd. 1,163,636(5) 14.36%    0              0            7.18%
11 Jalan Medang     Direct
Bukit Bandaraya
59100 Kuala Lumpur
Malaysia
------------------  ------------ --------- ---------      ---------   --------
Pricewaterhouse     1,100,000    13.57%    0              0           13.57%
Coopers, Inc.       Direct
145 King Street W
Toronto Ontario
Canada
M5H 1V8
------------------  ------------ --------- ---------      ---------   --------
Jenny Jechart       1,094,696(6) 13.51%    0              0            6.28%
10724 Wilshire Blvd. Direct and
Los Angeles,CA 90024 Indirect
------------------  ------------ --------- ---------      ---------   --------
Jason Tan Highway   668,000(7)    8.24%    0              0            4.12%
Wisma Cosway#12-02, Direct
Jln.
Raja Chulan
50200 Kuala Lumpur,
Maylysia
------------------  ------------ --------- ---------      ---------   --------
Wooi Hou Tan        666,000(8)    8.21%    0              0            4.11%
First Floor Flat    Direct
53 Gloucester Road
London, England  SW74QN
United Kingdom
------------------  -----------  --------- ---------      ---------   --------
Mutsuko Gomi        666,000(8)    8.21%    0              0            4.11%
1367-31 Kawana      Direct
Ito-Shi,
Japan 414
------------------  -----------  --------- ---------      ---------   --------
Craig D. La Taste   542,979(9)    6.70%    0              0            6.42%
4300 Wiley Post Rd. Direct
Dallas, TX 75244
USA
------------------  -----------  --------- ---------      ---------   --------
Mee Mee Tan,        535,000(10)   6.61%    0              0            2.53%
Secretary           Direct and
477 Madison Ave,    Indirect
24th Floor
New York, NY 10022
------------------  -----------  --------- ---------      ---------   --------
Sadasuke Gomi,      487,150(11)   6.01%    0              0            2.56%
Director
477 Madison Avenue
24th Floor

New York, N Y 10022
------------------  ------------ --------- ---------      ---------   --------
Ian Colin Edmonds   200,000(12)   2.47%    0              0           0
Vice President and
Director
477 Madison Ave,
24th Floor
New York, NY 10022
------------------  ------------ --------- ---------      ---------   --------
All Directors       4,689,696    57.97%    5,000          2.70%       20.10%
and Executive
Officers as a Group
(4 persons)


 (1)      Except as otherwise  indicated and subject to

          applicable  community  property  and  similar

          laws,  we assume  that each named  person has

          the sole  voting  and  investment  power with

          respect  to  his or her  shares,  other  than

          shares subject to options.


 (2)      Percent  of class is based on the  number  of

          shares  outstanding  as of July 10, 2000.  In

          addition, shares which a person had the right

          to  acquire  within  60 days are also  deemed

          outstanding  in  calculating  the  percentage

          ownership   of  the  person  but  not  deemed

          outstanding as to any other person.  Does not

          include shares  issuable upon exercise of any

          warrants, options or other convertible rights

          which are not exercisable within 60 days from

          July 10, 2000.


 (3)      In order to reflect the voting  rights of the

          common stock and  preferred  stock as of July

          10, 2000 based on shares which a holder has the right to acquire within 60 days, if such right has not been exercised as of the Record

          Date. However,  all shares which a holder has

          the  right to  acquire  within  60 days,  are

          accounted  for in  the  percentage  of  class

          calculations  for each of the individual type

          of  securities  accounted  for in this table.

          See footnote 2 above.


 (4)      Includes (i) 75,000  shares  directly held by

          Mr.  Tan,  (ii)  options to  acquire  500,000

          shares of common stock,  (iii) 288,000 shares

          of common stock,  options to purchase 100,000

          shares of common stock and 1,050,000 warrants

          to purchase  common stock held by Placement &

          Acceptance,  Inc., a company of which Mr. Tan

          is  a  director  and  officer,  (iv)  727,273

          shares of common  stock and 727,273  warrants

          to  purchase  shares of common  stock held by

          Ventures  International,  Ltd.,  a company of

          which Mr. Tan is a director and officer,  and

          (v) 5,000 Units,  with each Unit  convertible

          into one share of common  stock and one share

          of  preferred  stock,  of which  one share of

          preferred  stock  is  convertible   into  two

          shares of common stock.


 (5)      Includes  (i) 581,818  shares of common stock

          and (ii) 581,818 warrants.

 (6)      Includes (i) 509,091  shares of common stock,

          (ii)   509,091   warrants  and  (iii)  76,514

          warrants  owned by AlphaNet  Funding,  LLC of

          which Ms. Jechart is the principal.


 (7)      Includes options to acquire 334,000 shares of

          common stock.


 (8)      Includes options to acquire 333,000 shares of

          common stock.


 (9)      Mr. La Taste has direct  ownership of 433,732

          shares of common  stock,  and as a partner of

          La Taste  Enterprise,  he is owner of  16,667

          shares of common stock which shares have been

          included  in  the  percent  of  shares  shown

          herein.  In  addition,  Mr. La Taste has been

          granted  options to acquire  35,000 shares of

          common  stock;  26,250  of such  options  are

          exercisable immediately,  and are included in

          the percent of shares  shown  herein.  Mr. La

          Taste's wife,  Jacqueline  Green La Taste, is

          the  owner of 24,213  shares of common  stock

          which she received in 1994 as an inheritance.

          Mr.  La  Taste   disclaims   any   beneficial

          interest  in these  shares.  Mr.  La  Taste's

          children  are  beneficiaries  of the La Taste

          Children's Trust, which owns 46,317 shares of

          common stock Mr. La Taste also  disclaims any

          beneficial interest in these shares.

 (10)     Includes  (i) 205,000  shares and the options

          to  acquire  180,000  shares of common  stock

          attributed to her through  Equator  Holdings,

          Inc. a company of which Ms. Tan is a director

          and officer and (ii) options held directly by

          Ms. Tan to acquire  150,000  shares of common

          stock..


 (11)     Includes  (i) 2,150  shares held  directly by

          Mr. Gomi,  (ii) 205,000 shares and options to

          acquire  180,000  shares  attributed  to  him

          through Fleet Security  Investments,  Inc. of

          which  Mr.  Gomi is a  director  and (iii) an

          option  granted  to Gomi to  acquire  100,000

          shares.


 (12)     Represents    shares    underlying    options

          currently exercisable by Mr. Edmonds.


                           DESCRIPTION OF COMMON STOCK

     Tech Electro  Industries has authority to issue 50,000,000 shares of common stock,  par value $0.01 per share.  Holders of common  stock are entitled to one vote per share  and to  receive  dividends  or other  distributions  when and if declared by the board of  directors.  As of the date of this  prospectus,  there were 8,103,139 shares of common stock outstanding.  Also as of such date, we had outstanding  120,588  shares  Series A preferred  stock,  each share of which is convertible into two shares of common stock.


                                  LEGAL MATTERS

     Law Office of Carl A.  Generes  will pass upon the  validity  of the common stock offered by this prospectus.

                                     EXPERTS

     The financial statements of Tech Electro Industries as of December 31, 1999

and December 31,1998, included in this prospectus,  have been audited  by  King,

Griffin & Adamson P.C. independent  certified  public accountants, to the extent and  for  the  periods set forth in their report thereon included  in our Annual

Report on Form 10-KSB for the year ended  December 31, 1999, incorporated herein by reference,  and are incorporated  herein  in reliance upon such report  given upon the  authority  of said firm as experts in auditing and accounting.


DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus,  including the documents that we incorporate by reference,

contains  forward-looking  statements  within the  meaning of Section 27A of the

Securities  Act of 1933, as amended and Section 21E of the  Securities  Exchange

Act of 1934, as amended. Any statements about our expectations,  beliefs, plans,

objectives, assumptions or future events or performance are not historical facts and may be  forward-looking.  These statements are often,  but not always,  made through  the use of words or phrases  like  "anticipate",  "estimate",  "plans",

"projects",  "continuing",  "ongoing",  "expects",  "management  believes", "the

Company  believes", "the Company intends", "we believe", "we intend" and similar words or phrases. Accordingly,  these statements involve estimates,  assumptions and  uncertainties  which could cause actual results to differ  materially  from those expressed in them. Any  forward-looking  statements are qualified in their

entirety  by  reference  to  the  factors   discussed  in  this   prospectus  or

incorporated by reference.


     Because the factors discussed in this prospectus or incorporated  herein by reference could cause actual results or outcomes to differ materially from those expressed in any  forward-looking  statements made by us or on behalf of us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made,

and we  undertake  no  obligation  to update any  forward-looking  statement  or statements  to  reflect  events or  circumstances  after the date on which  such statement is made or to reflect the  occurrence  of  unanticipated  events.  New factors emerge from time to time, and it is not possible for us to predict which will  arise.  In  addition,  we cannot  assess the impact of each  factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any  forward-looking statements.


                       WHERE YOU CAN GET MORE INFORMATION

     We are a reporting company and file annual,  quarterly and current reports,

proxy statements and other information with the SEC. You may read and copy these reports,  proxy  statements and other  information at the SEC's public reference rooms in Washington,  D.C., New York, NY and Chicago, IL. You can request copies of these  documents by writing to the SEC and paying a fee for the copying cost.

Please call the SEC at  1-800-SEC-0330  for more information about the operation of the public  reference  rooms. Our SEC filings are also available at the SEC's website at "http:\\www.sec.gov."

                          INDEX TO FINANCIAL STATEMENTS
                  TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                      Years ended December 31, 1999 And 1998
                                        And
                  Quarterly periods ended March 31, 2000 and 1999
                                                                            Page
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Statement of Operations for the year ended December 31, 1999 .....F-2

TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES

   Report of Independent Certified Public Accountants ......................F-4

   Financial Statements
     Consolidated Balance Sheets as of December 31, 1999 and 1998 ..........F-5

     Consolidated Statements of Operations
     for the years ended December 31, 1999 and 1998 ........................F-7

     Consolidated Statements of Changes in Stockholders' Equity
     for the years ended December 31, 1999 and 1998 ........................F-8

     Consolidated Statements of Cash Flows
     for the years ended December 31, 1999 and 1998 ........................F-10

     Notes to Consolidated Financial Statements ............................F-12

     Consolidated Balance Sheet at March 31, 2000 (unaudited)
     and December 31, 1999 .................................................F-30

     Consolidated Statements of Operations for the three
     months ended March 31, 2000 and 1999 (unaudited) ......................F-32

     Consolidated Statements of Cash Flows for the three
     months ended March 31, 2000 and 1999 (unaudited) ......................F-34

     Notes to Consolidated Financial Statements ............................F-36

ALPHANET HOSPITALITY SYSTEMS, INC.

   Report of Independent Certified Public Accountants ......................F-42

   Financial Statements
     Balance Sheet as of September 30, 1999 and December 31, 1998 ..........F-43

     Statements of Operations for the nine months ended
     September 30, 1999 and the year ended December 31, 1998 ...............F-44

     Statements of Changes in Stockholders' Equity for the nine months ended September 30, 1999 and the year ended December 31, 1998 .........F-45

     Statements of Cash Flows for the nine months ended
     September 30, 1999 and the year ended December 31, 1998 ...............F-46

     Notes to Financial Statements .........................................F-47

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                          Year Ended December 31, 1999



Effective October 26, 1999, Tech Electro Industries, Inc. ("Tech Electro" or "Company") completed an acquisition of AlphaNet Hospitality Systems, Inc. ("AlphaNet"). The historical financial statements prior to the acquisition transaction are those of Tech Electro.

For accounting purposes, the acquisition of AlphaNet is accounted for using the purchase method of accounting. See Note C to the Consolidated Financial Statements for a more complete discussion.

The unaudited pro forma statements of operations for the year ended December 31, 1999 reflect the acquisition as if the transaction were consummated on January 1, 1999.

The unaudited pro forma statements are not necessarily indicative of the results that would have been reported has such events actually occurred on the dates specified, nor is it necessarily indicative of the future results of the combined entities. The unaudited pro forma statements of operations should be read in conjunction with the separate historical financial statements of the Company and AlphaNet and related notes appearing elsewhere in this registration statement.

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1999
                                   (Unaudited)

                                                                         (A)
                                                                      AlphaNet
                                                     Historical      Hospitality      Pro Forma           Pro Forma
                                                        1999        Systems, Inc.    Adjustments             1999
                                                  --------------   --------------   -------------      --------------
REVENUES..........................................$   18,650,674   $    6,883,390   $           -      $   25,534,064
                                                  --------------   --------------   -------------      --------------

OPERATING EXPENSES
   Depreciation and amortization..................     1,225,510        3,357,174               -           4,582,684
   Other..........................................    20,433,360        5,002,709               -          25,436,069
                                                  --------------   --------------   -------------      --------------
     Total operating expenses.....................    21,658,870        8,359,883               -          30,018,753
INTEREST EXPENSE..................................      (552,536)        (290,595)              -            (843,131)
INTEREST INCOME...................................        37,794                -               -              37,794
AMORTIZATION OF EXCESS OF NET
   ASSETS OF COMPANIES ACQUIRED
   OVER COST......................................       130,101                -               -             130,101
AMORTIZATION OF DEFERRED
   FINANCING COSTS................................      (154,716)               -               -            (154,716)
OTHER.............................................       118,919          (13,919)              -             105,000
AMORTIZATION OF NEGATIVE
   GOODWILL.......................................             -                -         328,125 (B)         328,125
                                                  --------------   --------------   -------------      --------------

NET INCOME (LOSS) BEFORE TAXES....................    (3,428,634)      (1,781,007)        328,125          (4,881,516)
INCOME TAXES......................................             -                -               -                   -
                                                  --------------   --------------   -------------      --------------
NET LOSS..........................................$   (3,428,634)  $   (1,781,007)  $     328,125      $   (4,881,516)
                                                  ==============   ==============   =============      ==============
NET LOSS ATTRIBUTABLE TO
   COMMON SHAREHOLDERS............................$   (3,479,086)                                      $   (4,931,968)
                                                  ==============                                       ==============
LOSS PER WEIGHTED AVERAGE
   COMMON SHARE OUTSTANDING
   (basic and diluted)............................$         (.63)                                      $         (.89)
                                                  ==============                                       ==============

WEIGHTED AVERAGE COMMON
   SHARES OUTSTANDING (basic and
   diluted).......................................     5,509,527                                            5,509,527
                                                  ==============                                       ==============

----------------
(A) To reflect the operations of AlphaNet Hospitality Systems, Inc. prior to its acquisition on October 26, 1999.
(B) To reflect the amortization of negative goodwill assuming the Company had acquired AlphaNet Hospitality Systems, Inc. on January 1, 1999.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Stockholders and Board of Directors
Tech Electro Industries, Inc. and Subsidiaries

     We have audited the consolidated balance sheets of Tech Electro Industries, Inc. and Subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tech Electro Industries, Inc. and Subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.




                                                     KING GRIFFIN & ADAMSON P.C.



February 11, 2000, except for Note R for which the date is March 22, 2000 Dallas, Texas

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1999 and 1998



                                    ASSETS

                                                      1999             1998
                                                  ----------       ------------
CURRENT ASSETS
   Cash and cash equivalents.....................$   894,261      $  1,399,060
   Certificate of deposit........................    260,294                 -
   Accounts and notes receivable
     Trade, net of allowance for doubtful
     accounts of $282,498 and $305,077 in
     1999 and 1998, respectively.................  3,352,887         2,879,528
     Notes.......................................    180,146           305,659
     Other.......................................     67,901            13,489
     Inventories, net ...........................  1,611,358         3,356,539
     Prepaid expenses and other..................    601,257           331,893
                                                  ----------        ----------

        Total current assets.....................  6,968,104         8,286,168
                                                  ----------        ----------
PROPERTY AND EQUIPMENT
   Facsimile and business center equipment.......  8,175,530                 -
   Other equipment...............................    959,814         1,305,001
   Furniture and fixtures........................    214,271           458,897
   Vehicles......................................     14,262           216,201
   Leasehold improvements........................     51,378           327,810
                                                  ----------        ----------
                                                   9,415,255         2,307,909
   Less accumulated depreciation and
     amortization................................ (1,426,888)       (1,410,085)
                                                  ----------        ----------
       Net property and equipment................  7,988,367           897,824
                                                  ----------        ----------

OTHER ASSETS
   Notes receivable, net of current portion......      7,031             7,031
   Contract rights, net..........................          -         4,608,349
   Deferred financing costs, net.................    688,875           199,193
   Other ........................................     26,461           182,029
                                                  ----------        ----------
       Total other assets........................    722,367         4,996,602
                                                  ----------        ----------
TOTAL ASSETS.....................................$15,678,838       $14,180,594
                                                 ===========       ===========


            The accompanying footnotes are an integral part of these
                       consolidated financial statements.

                                  - Continued -

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS - Continued
                           December 31, 1999 and 1998



                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                     1999              1998
                                                 ------------      ------------
CURRENT LIABILITIES
     Lines of credit..........................   $   389,532       $ 8,198,654
     Current portion of long-term debt........     2,316,796           215,300
     Trade accounts payable...................     1,846,642         3,349,682
     Accrued liabilities......................       948,687         1,354,335
     Deferred service liability...............             -         1,646,949
     Other liabilities........................        44,119           333,975
                                                 -----------      ------------
            Total current liabilities.........     5,545,776        15,098,895
                                                 -----------      ------------

LONG-TERM DEBT, less current portion..........     2,556,174            53,204
EXCESS OF NET ASSETS OF COMPANIES ACQUIRED
     OVER COST................................     4,033,132                 -
                                                 -----------      ------------
            Total liabilities.................    12,135,082        15,152,099

MINORITY INTEREST IN SUBSIDIARY...............             -         2,054,633

COMMITMENTS AND CONTINGENCIES (Note Q)

STOCKHOLDERS' EQUITY
   Preferred stock - $1.00 par value; 1,000,000
      shares authorized; 119,588 and 177,488
      Class A issued and outstanding in 1999 and
      1998, respectively; liquidation preference
      of $627,837 and $931,812 in 1999 and 1998,
      respectively.............................       119,588          177,488
   Common stock - $0.01 par value; 10,000,000
      shares authorized; 7,034,684 and 4,799,177
      shares issued and outstanding during 1999
      and 1998, respectively....................       70,347           47,992
   Additional paid-in capital...................   13,225,368        3,165,843
   Receivable from shareholder..................            -          (25,000)
   Accumulated deficit..........................   (9,871,547)      (6,392,461)
                                                 ------------     ------------
         Total stockholders' equity.............    3,543,756       (3,026,138)
                                                 ------------     ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...... $ 15,678,838     $ 14,180,594
                                                 ============     ============


            The accompanying footnotes are an integral part of these
                       consolidated financial statements.

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     Years ended December 31, 1999 and 1998

                                                     1999             1998
REVENUES                                         ------------     ------------
  Sales  ..............................          $ 13,150,822     $ 11,541,122
  Service Revenue......................             5,499,852       13,371,909
                                                 ------------     ------------
                                                   18,650,674       24,913,031
COST OF REVENUES
  Cost of goods sold...................            10,469,627       11,327,817
  Direct servicing costs...............             3,058,861        6,261,041
                                                 ------------     ------------
                                                   13,528,488       17,588,858

GROSS PROFIT...........................             5,122,186        7,324,173

OPERATING EXPENSES
  Selling, general and administrative..             6,796,921        9,395,513
  Inventory obsolescence provision.....               107,951        1,250,798
  Depreciation and amortization........             1,225,510        1,116,353
                                                 ------------     ------------
                                                    8,130,382       11,762,664

LOSS FROM OPERATIONS...................            (3,008,196)      (4,438,491)

OTHER INCOME (EXPENSES)
  Interest income......................                37,794           98,529
  Interest expense.....................              (552,536)        (684,120)
  Realized gain on sale of marketable
            securities.................                     -           71,439
  Amortization of excess of net assets
     of companies acquired over cost...                130,101               -
  Amortization of deferred financing costs            (154,716)        (52,470)
  Other  ..............................                118,919               -
                                                 -------------    ------------
                                                      (420,438)       (566,622)

MINORITY INTEREST SHARE OF LOSS OF SUBSIDIARY                -          29,202
                                                 -------------    ------------
LOSS BEFORE PROVISION FOR INCOME TAXES.             (3,428,634)     (4,975,911)

PROVISION FOR INCOME TAXES.............                      -               -
                                                 -------------    ------------
NET LOSS...............................          $ (3,428,634)    $ (4,975,911)
                                                 -------------    ------------
Net loss attributable to common stockholders     $ (3,479,086)    $ (5,058,245)
                                                 =============    ============
Basic and diluted net loss per share
     attributable to common shareholders         $       (.63)    $      (1.26)
                                                 =============    ============
Number of weighted-average shares of common
stock outstanding (basic and diluted)..             5,509,527        4,012,377
                                                 =============    ============

            The accompanying footnotes are an integral part of these
                       consolidated financial statements.

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                     Years ended December 31, 1999 and 1998

                                                                                       (Accumulated
                    Preferred Stock        Common Stock     Additional                     Deficit)
                  Number of             Number of            paid-in     Shareholder     Retained      Marketable
                   Shares     Amount     Shares    Amount    Capital     Receivable      Earnings      Securities        Total
                  ---------  --------   --------- --------  ----------  ------------   ------------    ----------     -----------
Balances at
January 1, 1998     319,934  $319,934   3,498,407 $34,985   $5,713,866  $         -     $(1,334,216)    $ 24,624       $4,759,193

Issuance of common
stock for cash and
 receivable               -         -     331,250   3,312      659,188            -               -            -          662,500

Conversions of
 preferred stock
 into common stock (142,446) (142,446)    284,892   2,849      139,597            -               -            -                -

Repayment of
 shareholder loan         -         -     100,000   1,000       99,000      (25,000)              -            -           75,000

Common stock issued
 for compensation         -         -     551,650   5,516      765,257            -               -            -          770,773

Dividends paid by
 issuance of common
 stock                    -         -      32,978     330       82,004            -         (82,334)           -                -

Minority shareholder
 portion of share-
 holders deficit
 in connection with
 acquisition of U.S.
 Computer Group           -         -           -       -   (4,293,069)           -               -            -       (4,293,069)

Comprehensive income:

 Net loss for 1998        -         -           -       -            -            -      (4,975,911)           -                -

 Net unrealized loss
  on marketable
  securities              -         -           -       -            -            -               -      (24,624)               -

Total comprehensive
 income                   -         -           -       -            -            -               -            -       (5,000,535)
                  ---------  --------   ---------  ------   ----------   ----------      ----------    ---------      -----------
Balances at
 December 31, 1998  177,488   177,488   4,799,177  47,992    3,165,843      (25,000)     (6,392,461)           -       (3,026,138)

Issuance of common
 stock for cash           -         -   2,214,014  22,141    1,426,609            -               -            -        1,448,750

             The accompanying footnotes are an integral part of this
                        consolidated financial statement.

              TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
      CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY - Continued
                     Years ended December 31, 1999 and 1998

                                                                                       (Accumulated
                    Preferred Stock        Common Stock     Additional                     Deficit)
                  Number of             Number of            paid-in     Shareholder     Retained      Marketable
                   Shares     Amount     Shares    Amount    Capital     Receivable      Earnings      Securities        Total
                  ---------  --------   --------- --------  ----------  ------------   ------------    ----------     -----------
Conversions of
 preferred stock
 into common stock  (57,900)  (57,900)    115,800   1,158       56,742            -               -            -                -

Common stock issued
as repayment on loan
 from shareholder         -         -     108,000   1,080      113,669            -               -            -          114,749

Cash received on
 shareholder receivable   -         -           -       -            -       25,000               -            -           25,000

Common stock issued
 for compensation         -         -     135,446   1,354      138,547            -               -            -          139,901

Dividends paid by
 issuance of common       -         -      47,247     472       49,980            -         (50,452)           -                -
 stock

Common stock issued
 for services             -         -      15,000     150       13,209            -               -            -           13,359

Common stock contributed
 by President and CEO
 of TEI                   -         -    (400,000) (4,000)       4,000            -               -            -                -

De-consolidation of
 USCG                     -         -           -       -    7,597,929            -               -            -        7,597,929

Stock options issued
 to employees below
 fair market value
 recorded as
 compensation             -         -           -       -       77,652            -               -            -           77,652

Warrants issued
 with  debt               -         -           -       -      581,188            -               -            -          581,188

Net loss for 1999         -         -           -       -            -            -      (3,428,634)           -       (3,428,634)

                  ---------  --------   --------- -------   ----------  -----------    ------------    ---------      -----------
Balances at
 December 31,1999   119,588  $119,588   7,034,684 $70,347  $13,225,368    $       -     $(9,871,547)   $       -       $3,543,756
                  ---------  --------   --------- -------   ----------  -----------    ------------    ---------      -----------

            The accompanying footnotes are an integral part of these
                       consolidated financial statements.

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years ended December 31, 1999 and 1998

                                                      1999             1998
CASH FLOWS FROM OPERATING ACTIVITIES               -----------     -----------
Net loss .......................................   $(3,428,634)    $(4,975,911)
Adjustments to reconcile net loss to net cash
     provided by (used by) operating activities:
        Stock issued for compensation...........       139,901         308,523
        Stock issued for services...............        13,359               -
        Stock options issued to employees recorded
            as compensation.....................        77,652               -
        Depreciation and amortization of property
            and equipment.......................     1,056,545         256,406
        Provision for bad debts.................        98,163         289,077
        Provision for obsolete inventory........       107,951       1,250,798
        Loss on sale of fixed assets............         2,170               -
        Minority interest share of
            loss of subsidiary..................             -         (29,202)
        Amortization of contract rights.........       168,965         859,947
        Amortization of deferred financing costs       154,716          52,470
        Amortization of excess of net assets
           of companies acquired over cost......      (130,101)              -
        Change in operating assets and liabilities
            (net of effects of acquisitions and
            de-consolidation)
            (Increase)decrease -
               Accounts receivable - trade......      (425,634)       (373,562)
               Accounts receivable - other......       (54,412)         21,453
               Inventories......................       702,657      (1,045,849)
               Prepaid expenses and other.......      (387,316)        118,364
               Deferred financing costs.........      (249,565)              -
               Other assets.....................         5,551          52,711
           Increase(decrease) in -
               Trade accounts payable...........     1,822,942       1,061,772
               Accrued liabilities..............       867,803          84,595
               Deferred service liability.......             -         262,919
               Other liabilities................      (252,044)              -
               Dividends payable................             -         (28,432)
                                                   -----------     -----------
Net cash provided by (used by) operating activities    290,669      (1,833,921)
                                                   -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of property and equipment.........     (173,799)       (177,939)
     Proceeds on sale of property and equipment..       21,512               -
     Cash paid for acquired subsidiary,
        net of cash in subsidiary................     (994,235)       (188,613)
     Payments received on notes receivable.......       40,442          99,460
     Sale (purchase) of short term investments...     (260,294)         71,439
     Advances on notes receivable................     (472,344)              -
     Cash in de-consolidation of subsidiary......     (316,262)              -
                                                   -----------     -----------
Net cash used by investing activities............   (2,154,980)       (195,653)
                                                   -----------     -----------

            The accompanying footnotes are an integral part of these
                       consolidated financial statements.

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued
                     Years ended December 31, 1999 and 1998

                                                     1999              1998
                                                 ------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net activity on bank lines of credit........     (1,060,557)          752,591
  Repayment of long-term debt.................     (1,428,681)                -
  Proceeds of long-term debt..................      2,375,000                 -
  Payments on loans from other banks..........              -          (178,072)
  Advances on loans from affiliates...........              -           411,000
  Proceeds from stockholder loans.............              -            75,000
  Cash received on shareholder receivable.....         25,000                 -
  Payments on redeemed preferred stock of USCG              -          (212,989)
  Net proceeds on sale of common and
     preferred shares.........................      1,448,750           662,500
                                                -------------     -------------
Net cash provided by financing activities.....      1,359,512         1,510,030
                                                -------------     -------------

NET DECREASE IN CASH AND CASH EQUIVALENTS.....       (504,799)         (519,544)

Cash and cash equivalents at beginning
   of year   .................................      1,399,060         1,918,604
                                                -------------     -------------

Cash and cash equivalents at end of year......  $     894,261     $   1,399,060
                                                =============     =============

SUPPLEMENTAL DISCLOSURES OF INTEREST PAID.....  $     553,000     $     680,000
                                                =============     =============
SUPPLEMENTAL SCHEDULE OF NONCASH
   INVESTING AND FINANCING ACTIVITIES

   Preferred stock conversions
     into common stock........................  $      57,900     $     142,446
                                                =============     =============
   Issuance of common stock for
     settlement of note payable...............  $     114,749     $     100,000
                                                =============     =============
   Dividends paid through issuance
      of common stock.........................  $      50,452     $      82,334
                                                =============     =============
   Receivable from shareholder................  $           -     $      25,000
                                                =============     =============
   Write off of notes receivable from USCG....  $     472,344     $           -
                                                =============     =============
   Warrants issued and capitalized as
      deferred financing costs................  $     581,188     $           -
                                                =============     =============

            The accompanying footnotes are an integral part of these
                       consolidated financial statements.

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - ORGANIZATION

     Tech Electro Industries, Inc. ("TEI") was formed on January 10, 1992 as a Texas corporation. On March 19, 1998, TEI acquired 51% of the common stock of U.S. Computer Group ("USCG"). The acquisition was accounted for as a purchase and accordingly, the consolidated statements of operations include the operations of USCG from the acquisition date through February 24, 1999. On February 25, 1999, Telstar Entertainment ("Telstar") contributed additional capital to USCG through the purchase of additional shares resulting in Telstar becoming the largest shareholder of USCG. Effective February 25, 1999, USCG has been accounted for under the equity method in the consolidated financial statements of TEI. As TEI's proportionate share of USCG losses has exceeded it's original investment in USCG prior to the de-consolidation, there has been no equity income/loss effect recorded by TEI during the period that USCG has been accounted for under the equity method. On October 22, 1999, TEI acquired 100% of the outstanding common stock of AlphaNet Hospitality Systems, Inc. ("AHS"). The acquisition was accounted for as a purchase and the operations of AHS are included in the results of operations of the Company from the acquisition date.

     Its subsidiary, Computer Components Corporation ("CCC"), stocks and sells electronic components. A significant portion of CCC's business is involved in the stocking and sale of batteries. Within the battery sales activity there is significant value added to the batteries in the assembly of batteries into "packs". CCC's electronic components sales are generated by in-house sales staff and sales representatives as well as over the internet to customers throughout the United States. USCG provides maintenance services for midrange equipment manufactured by Digital Equipment Corporation, IBM, Sun Microsystems, Inc. and many leading brand personal computers, the sale of new and used computer equipment, network integration and design services, disaster recovery, business relocation services and internet-based training services. USCG's computer maintenance and sales customers are located primarily in New York, New Jersey and Pennsylvania. AHS provides in-room facsimile and business center services to the hotel industry for their business travelers through licensing agreements. AHS generated services revenue from its InnFax product line, a patented in-room send and receive facsimile service and TheOffice, full service business centers, for business travelers staying at hotels.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of TEI, CCC, AHS and USCG, (for the period that USCG was accounted for as a subsidiary). All significant intercompany transactions and balances have been eliminated in consolidation. The consolidated group is referred to as the "Company".

Cash and Cash Equivalents

     The Company considers all unrestricted cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents for purposes of the Statements of Cash Flows.

Certificate of Deposit

     At December 31, 1999, the Company's subsidiary CCC has pledged a $150,000 standby letter of credit with one of their major vendors. The Company has a 120 day certificate of deposit which secures the standby letter of credit.

Inventories

     Inventories consist primarily of electronic components, materials used in the assembly of batteries into "packs" and computer systems and hardware which support the Company's computer maintenance service contracts. All items are stated at the lower of cost or market. Cost related to electronic components and battery packing inventory is determined by the average cost method by specific part. Cost related to inventory used in computer maintenance is determined using the first-in, first-out method. Reserves are established for slow moving items.

Property and Equipment

     Property and equipment are carried at cost. Depreciation and amortization of equipment is provided using the straight line method over the estimated useful lives of the assets ranging from three to ten years. Assets held under capital leases and leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or the estimated useful life of the related asset. Depreciation and amortization expense of property and equipment recognized during 1999 and 1998 including depreciation on facsimile and business equipment, amounted to $1,056,545 and $256,406, respectively.

     Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Contract Rights

     Contract rights represent the value assigned to maintenance and servicing contracts acquired in connection with the acquisition of USCG. The contract rights of $5,468,296 are amortized on a straight-line basis over their estimated average life of 5 years. Amortization expense of contract rights for the years ended December 31, 1999 and 1998 was $168,965 and $859,947, respectively. During 1999 these contract rights were removed from the financial statements as part of the USCG de-consolidation.

Deferred Financing Costs

     Deferred financing costs are amortized on a straight-line basis over the original term of the financing agreement ranging from one to five years. Amortization was $154,716 and $52,470 for the years ended December 31, 1999 and 1998, respectively. During 1999, a portion of the deferred financing costs were removed from the financial statements as part of the USCG de-consolidation.

Income Taxes

     The Company utilizes the asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense or benefit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Long-Lived Assets

     The Company accounts for the impairment and disposition of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of. In accordance with SFAS No. 121, long-lived assets are reviewed for events or changes in circumstances which indicate that their carrying value may not be recoverable. There was no impairment of the value of such assets for the years ended December 31, 1999 and 1998.

Excess of Net Assets of Companies Acquired Over Cost

     The deferred credit results from the excess of the estimated fair value of the net assets acquired over the purchase price paid for AHS. After application to all non current assets acquired, this amount totaling $4,163,233 is being amortized using the straight-line method over 8 years. Amortization for the period ended December 31, 1999 was $130,101.

Revenue Recognition

     Service revenues generated under service maintenance contracts are recognized on a straight-line basis over the contract period, which is in proportion to the costs expected to be incurred in performing services under the contract. Estimated losses on contracts, if any, are charged against earnings in the period in which such losses are identified. Service revenues that are not under contract are recognized as the service is performed. Revenue from product sales including computer equipment and electronic components is recognized upon shipment.

Stock-Based Compensation

     The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB Opinion No. 25, compensation expense for employees is based on the excess, if any, on the date of grant, between the fair value of TEI's stock over the exercise price.

     The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty's performance is complete or the date on which it is probable that performance will occur.

Reclassifications

     Certain 1998 amounts have been reclassified to conform with the 1999 presentation.

Loss per Share

     Basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of common shares and common stock equivalents outstanding for the period. The Company's common stock equivalents are not included in the diluted loss per share for 1999 and 1998 as they are antidilutive. Therefore, diluted and basic loss per share is identical. Net loss per share has been increased for dividends on preferred stock totaling $50,452 and $82,334 for 1999 and 1998, respectively.

Use of Estimates and Assumptions

     Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates that were used.

Recent Accounting Pronouncements

     The Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") during the fiscal year ended December 31, 1998. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions about how to allocate resources and assess performance.

     In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133", which establishes accounting and reporting standards for derivative instruments. SFAS No. 137 is effective for all fiscal quarters for all fiscal years beginning after June 15, 2000. The adoption of SFAS 137 is not expected to have a significant impact on the Company's results of operations.

NOTE C - ACQUISITIONS

     On March 19, 1998, the Company completed the acquisition of 51% of the issued and outstanding common stock of USCG (being new stock issued by USCG). The purchase consideration for this transaction was $1,000,000 paid in cash. The acquisition has been accounted for as a purchase. Negative equity related to the minority interest shareholders at the date of purchase of $4,293,068 was recorded as a contra to additional paid-in capital.

     The summary of the fair value of assets acquired and liabilities assumed is as follows:

       Current assets......................................       $  4,131,186
       Fixed assets........................................            667,408
       Contract rights.....................................          5,468,296
       Other assets........................................            486,113
       Current liabilities.................................         (5,000,983)
       Long-term liabilities...............................         (6,777,466)
       Minority interest in preferred stock................         (2,267,622)
       Purchased deficit...................................          4,293,068
                                                                  ------------
                                                                  $  1,000,000
                                                                  ============

Acquisition costs net of cash acquired in USCG amounted to $188,613.

     The following unaudited pro forma consolidated information for the year ended December 31, 1998 assumes the USCG acquisition occurred as of January 1, 1998:
                                   Year Ended
                                December 31, 1998
                                   (unaudited)

       Revenues..............................................     $ 30,005,656
       Net loss..............................................     $ (5,731,981)
       Loss per share (basic and diluted)....................     $      (1.43)

     On October 26, 1999, the Company completed the acquisition of 100% of the issued and outstanding common stock of AHS. The purchase consideration totaled $3,500,000 through a combination of cash of $1,400,000, promissory note of $2,100,000, in addition to assuming debt of $2,375,000. The acquisition has been accounted for as a purchase. The excess of net assets of companies acquired over cost of $4,163,233 was recorded, as the purchase price was less than the estimated fair value of net assets acquired. The fair value of fixed assets was recorded based on an appraised value.

     A summary of the fair value of assets acquired and liabilities assumed is as follows:

       Current assets........................................     $  2,526,927
       Fixed assets..........................................        8,543,822
       Current liabilities...................................       (1,834,495)
       Long-term liabilities.................................       (1,573,021)
       Excess of net assets of companies acquired over cost..       (4,163,233)
                                                                  ------------
                                                                  $  3,500,000
                                                                  ============

     The following unaudited pro forma consolidated results of operations for the years ended December 31, 1999 and 1998 assumes the AHS acquisition occurred as of January 1, 1998.
                                                     1999             1998
                                                  (Unaudited)      (Unaudited)
                                                 ------------     ------------
       Revenues............................      $ 25,534,064     $ 33,480,355
       Net loss............................      $ (4,881,516)    $ (7,322,573)
       Loss per share (basic and diluted)..      $       (.89)    $      (1.82)

NOTE D - INVENTORIES

Inventories at December 31, 1999 and 1998, consist of the following:

                                                     1999             1998
                                                 ------------     ------------
       Computer components for
         maintenance contracts................   $          -     $  2,527,808
       Electronic components..................      2,212,181        2,550,129
       Inventory obsolescence reserve.........       (600,823)      (1,721,398)
                                                 ------------     ------------
                                                 $  1,611,358     $  3,356,539
                                                 ============     ============
NOTE E - NOTES RECEIVABLE

Notes receivable consist of the following at December 31, 1999 and 1998:

                                                     1999             1998
                                                 ------------     ------------
       Notes receivable from a minority
       shareholder; interest at 6%, unpaid
       interest accrues monthly and adds to
       principal.  These notes were removed
       from the financial statements as part
       of the USCG de-consolidation..............$          -     $     81,909

       Note receivable from a preferred stock
       shareholder, due March 31, 1999 and
       extended month-to-month thereafter,
       bearing interest at 10.5%, interest
       payments due quarterly, secured by
       common stock of the Company...............     180,146          220,000

       Notes receivable, jointly and severally
       from two minority shareholders with
       interest at 6%, payable monthly at $312.50
       plus interest, matures November 2001,
       unsecured.................................       7,031           10,781
                                                 ------------     ------------
                                                      187,177          312,690
          Less current maturities................    (180,146)        (305,659)
                                                 ------------     ------------
          Long-term portion......................$      7,031     $      7,031
                                                 ============     ============

NOTE F - LINES OF CREDIT

Lines of credit at December 31, 1999 and 1998 consist of the following:

                                                     1999             1998
                                                 ------------     ------------
       $10,000,000 line of credit with bank,
       bearing interest at prime plus 2%,
       maturing September 30, 2001 and
       secured by accounts receivable,
       inventory and equipment.  This note
       was removed as part of the USCG
       de-consolidation..........................$          -     $  7,362,654

       $1,000,000 line of credit with bank
       payable on demand with interest at
       prime plus 1/2%, maturing June 30,
       1999 and secured by accounts
       receivable, inventory and equipment.......           -          836,000

       $3,000,000 line of credit with bank
       payable on demand, with interest
       payable monthly at prime plus 2%
       (10.50% at December 31, 1999),
       maturing August, 2002 and secured by
       accounts receivable, inventories,
       equipment and intangibles of CCC.
       Pursuant to borrowing base formulas,
       as of December 31, 1999 additional
       borrowings of $1,018,168 are available
       under the line of credit..................     389,532                -
                                                 ------------     ------------
                                                 $    389,532     $  8,198,654
                                                 ============     ============

NOTE G - LONG TERM DEBT

Long-term debt at December 31, 1999 and 1998 consists of the following:

                                                     1999             1998
                                                 ------------     ------------
       Note payable to a former employee
       bears interest at 8 percent per year,
       payable in twenty-four equal monthly
       installments including principal and
       interest and matures on September 15,
       1999..................................... $          -     $     49,225

       Various capital lease obligations
       payable in monthly installments through
       July 2000.  The monthly lease payments,
       including interest, range from $4,427 to
       $8,017.  The capital lease obligations
       are secured by the related underlying
       equipment and furniture...................           -          167,865
                                      F-18

       Capital lease obligation payable in
       monthly installments through December
       2000. The capital lease is secured by
       certain facsimile equipment.............        19,491                -

       Various automobile loans with annual
       interest rates ranging from 9.9% to
       11.5% payable in monthly installments
       through February 2001.  The monthly
       loan payments, including interest,
       range from $324 to $522.  The
       automobile loans are secured by the
       related automobiles......................            -           51,414

       Non-interest bearing note payable to
       former Trustee of AHS, lump sum
       payment due at maturity on February,
       2000, secured by stock of AHS
       (see additional discussion in Note R)....    2,100,000                -

       Non-interest bearing, unsecured note
       payable to an investment company,
       lump sum payment due at maturity on
       June, 2000...............................      107,000                -

       Note payable to financing company,
       with interest payable monthly at 20.5%,
       and principal due at maturity
       (October 2001), guaranteed by TEI,
       with first lien on all AHS assets
       and second lien on AHS common stock
       (see additional discussion in Note H)....      940,600                -

       Note payable to financing company,
       with interest payable monthly at 20.5%,
       and principal due at maturity
       (October 2001), guaranteed by TEI,
       with first lien on all AHS assets
       and second lien on AHS common stock
       (see additional discussion in Note H)....    1,434,400                -

       Installment notes payable to leasing
       company, due in monthly installments
       ranging from $3,695 to $3,004,
       including interest at rates from
       14.50% to 14.52%, maturing at
       various dates though October 2002,
       collateralized by facsimile and
       business center equipment of AHS.........      271,479                -
                                                 ------------     ------------
                                                    4,872,970          268,504
                                                 ------------     ------------
       Less current maturities..................   (2,316,796)        (215,300)
                                                 ------------     ------------
                                                 $  2,556,174     $     53,204
                                                 ============     ============

Maturities on long-term debt are as follows:

             Year ended
            December 31,
            ------------
                2000.................................     $  2,316,796
                2001.................................        2,479,317
                2002.................................           76,857
                                                          ------------
                                                          $  4,872,970
                                                          ============
NOTE H - RELATED PARTY TRANSACTIONS

Lease Agreements

     The Company leases its Texas office and warehouse space, approximately 16,000 square feet, from a partnership consisting of members of the family of a shareholder. Rent paid to the partnership for the building lease was $67,200 for the years ended December 31, 1999 and 1998. In addition, commencing March 1, 2000, the Company will lease warehouse space, approximately 7,800 square feet, adjacent to their building from the same partnership for five years.

     At December 31, 1999, future minimum rental commitments for facilities under the non-cancelable operating lease agreement (including the additional commitment in effect March 1, 2000) were as follows:

          2000...............................................     $    131,200
          2001...............................................          101,900
          2002...............................................          100,800
          2003...............................................          100,800
          2004...............................................          100,800
                                                                  ------------
          Total..............................................     $    535,500
                                                                  ============

     During January 1999, the Company loaned USCG $222,344 for working capital requirements. The loan bears interest at 8% and matures March 12,2000, with annual options to extend for one year periods through March 12, 2004. On August 26, 1999, the Company loaned USCG an additional $250,000 for working capital requirements. The loan bears interest at the prime rate plus 1%. During December 1999, the Company determined that these loans were uncollectible and therefore, these receivables were written off. Such amounts have been included with selling, general and administrative expenses in the accompanying consolidated statements of operations.

     During July 1999, the Company issued 108,000 shares of common stock with a fair market value $114,749 to a stockholder of TEI in settlement of a $56,000 note payable. The excess of the fair market value of the stock over the note has been recorded as compensation expense during the year ended December 31, 1999. In addition, this stockholder contributed 400,000 shares of TEI common stock to the Company. Such stock was immediately cancelled.

     During 1999, the Company borrowed $1,525,000 from a finance company that has an officer who is a relative of TEI's president. The Company paid a loan origination fee of $150,737. The loan requires interest payments monthly at 20.5% per annum. The principal is due in full on October 21, 2001. As additional consideration the finance company received warrants to purchase 116,703 shares of TEI common stock exercisable at $0.75 per share. The warrants vest immediately and expire on October 20, 2004.

     During 1999, the Company borrowed $1,000,000 from a finance company that has a principal who is also a shareholder of TEI. The Company paid an origination fee of $98,828. The loan requires interest payments monthly at 20.5% per annum. The principal is due in full on October 21, 2001. As additional consideration the finance company received warrants to purchase 76,514 shares of TEI common stock exercisable at $0.75 per share. The warrants vest immediately and expire on October 20, 2004.

     Also during 1999, the Company engaged an investment company, of which the Company's president is a director and shareholder to act as sales agent in a private placement. The investment company received a placement fee of 500,000 warrants in consideration for these services rendered. In addition, the Company retained the investment company to refinance certain outstanding indebtedness. The investment company received a fee of 550,000 warrants in consideration for these services rendered. All of the aforementioned 1,050,000 warrants are exercisable at $0.75 per share and expire on October 20, 2004.

NOTE I - DECONSOLIDATION OF USCG

     Through February 25, 1999, the consolidation losses of USCG exceeded the Company's investment in USCG by approximately $3,340,000 million. Therefore, in conformity with the equity method of accounting for its investment in USCG, no additional losses have been charged to operations after February 25, 1999. In addition, the de-consolidation of USCG resulted in a net credit to additional paid-in capital of $7,597,929.

     Following is an unaudited summary of financial position and results of operations of USCG:

                                                 December 31,     December 31,
                                                     1999             1998
                                                  (Unaudited)      (Unaudited)
                                                 ------------     ------------
Current assets..............................     $  3,671,255     $  3,840,774
Property, plant and equipment, net..........          384,290          558,268
Other assets, net...........................          673,243          779,661
                                                 ------------     ------------
       Total assets.........................        4,728,788        5,178,703

Current liabilities.........................        7,017,569        6,336,940
Long-term debt..............................        6,719,136        7,119,882
                                                 ------------     ------------
       Total liabilities....................       13,736,705       13,456,822
                                                 ------------     ------------
Stockholders' deficit.......................     $ (9,007,917)    $ (8,278,119)
                                                 =============    =============

                                                         Year Ended
                                                 December 31,     December 31,
                                                     1999             1998
                                                  (Unaudited)      (Unaudited)
                                                 ------------     ------------
Revenue...............................           $ 15,446,564     $ 18,075,264
Gross profit..........................             11,866,508       11,572,130
                                                 ------------     ------------
Net loss................................         $ (1,818,664)    $ (2,362,635)
                                                 ============     ============

NOTE J - MINORITY INTEREST

     Minority interest of $2,054,633 at December 31, 1998, represents the minority interest in USCG's series D and series E redeemable preferred stock which remains outstanding at December 31, 1998. The Series E preferred stock was issued as a requirement of a shareholder to convert a loan due from USCG to preferred stock prior to the acquisition of 51% of the common stock of USCG by the Company (See additional discussion in Note A).

NOTE K - STOCKHOLDERS' EQUITY

     The preferred stock bears cumulative dividends of 36 3/4 cents per share payable annually and has a liquidation preference of $5.25 per share. Through December 31, 1999 the Company has paid all dividends which have accrued on the preferred stock. The voting rights are equal to common shares, other than with respect to certain matters; generally amending the rights or powers of the preferred stock. The preferred stock is convertible at the option of the holder into two shares of common stock subject to adjustment (the "Conversion Rate") (as more fully described in the Certificate of Designation) at any time after one year from the date of issue. The Company may compel conversion at the Conversion Rate at any time after one year from the date of issue if the closing market price of the common stock is $5.25 or higher for 30 consecutive trading days. During 1999, 57,900 shares of preferred stock were converted into common stock.

NOTE L - INCOME TAXES

     Deferred tax assets and liabilities at December 31, 1999 and 1998 consist of the following:
                                                     1999             1998
                                                 ------------     ------------

       Current deferred tax asset.............   $    517,436     $    749,188
       Current deferred tax liability.........        (80,069)               -
       Valuation allowance....................       (437,367)        (749,188)
                                                 ------------     ------------
       Net current deferred tax asset.........   $          -     $          -
                                                 ============     ============

       Non-current deferred tax asset.........   $  3,251,779     $  1,979,549
       Non-current deferred tax liability.....        (19,570)      (1,741,498)
       Valuation allowance....................     (3,232,209)        (238,051)
                                                 ------------     ------------
       Net non-current deferred tax asset.....   $          -     $          -
                                                 ============     ============
                                      F-22

     The current deferred tax asset results primarily from the provision for inventory obsolescence and doubtful accounts and certain accrued liabilities which are not currently deductible for federal income tax purposes. The current deferred tax liability results from capitalized loan costs that are expensed immediately for tax purposes. The non-current deferred tax liability arises from the accelerated methods of depreciation of assets for federal income tax purposes. The non-current deferred tax asset results primarily from the net operating loss carry forward. The net operating loss available at December 31, 1999 amounts to approximately $9,400,000 and begins to expire in 2011. A portion of the net operating losses are limited subject to section 382 of the Internal Revenue Code. The current and net non-current deferred tax assets have a 100% valuation allowance due to the uncertainty of generating future taxable income.

The Company's income tax benefit for the years ended December 31, 1999 and 1998 differed from the statutory federal rate of 34 percent as follows:
                                                     1999             1998
                                                 ------------     ------------
  Statutory rate applied to loss
     before income taxes.....................    $ (1,165,736)    $ (1,691,810)
  Increase (decrease) in income taxes
     resulting from:
       Amounts not deductible for federal
         income tax purposes, and other......          55,405            6,877
       State income taxes, net of federal
         income tax effect...................         (97,386)        (146,509)
       Increase in valuation allowance.......       2,682,337          364,363
       Net assets purchased..................         339,737        1,467,079
       Net liability removed through
           de-consolidation of USCG..........      (1,814,357)               -
                                                 ------------     ------------
   Income tax expense......................      $          -     $          -
                                                 ============     ============

NOTE M - CREDIT CONCENTRATIONS AND SIGNIFICANT CUSTOMERS

     Financial   instruments   that   potentially   subject   the   Company   to
concentrations of credit risk consist primarily of cash, a certificate of deposit, and accounts and notes receivable.

     Cash and certificates of deposit are at risk to the extent that they exceed Federal Deposit Insurance Corporation insured amounts. To minimize this risk, the Company places its cash and cash equivalents and other short-term investments with high quality financial institutions.

     The Company recognizes revenue upon shipment of goods or delivery of services and does not maintain any set policy regarding the customer's right of return. Customer requests to return products for refund or credit are handled on an individual basis at the discretion of management. The refunds or credits in 1999 and 1998 were not significant to the results of operations of the Company. In the normal course of business, the Company extends unsecured credit to virtually all of its customers. The Company has a broad base of customers located throughout the United States, which reduces its credit risk. Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance by the Company's customers, the maximum exposure to the Company is the outstanding accounts receivable balance at the date of non-performance. At December 31, 1999, one accounts receivable account comprised approximately 28% of the total trade accounts receivable balance. Through the date of this report, substantially all of this amount had been collected. During the year ended December 31, 1999, one customer accounted for 20% of total revenues while in 1998 no single customer accounted for in excess of 10% of revenues. CCC has certain significant suppliers of its battery products and electronic components. The loss of any of these relationships could have a material adverse effect on the Company. AHS relies on one manufacturer to provide it with all fax machines. The loss of this relationship could have a material adverse effect on the Company.

NOTE N - FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107 "Disclosure About Fair Value of Financial Instruments", requires disclosure about the fair value of all financial assets and liabilities for which it is practicable to estimate. At December 31, 1999 and 1998 the carrying value all of the Company's accounts receivable, accounts payable and accrued liabilities approximate fair value because of their short term nature.

     Lines of credit and long term debt carrying values approximate fair values based on the borrowing rates currently available to the Company for loans with similar terms.

NOTE O - STOCK OPTIONS AND WARRANTS

     On July 12, 1996, the Company implemented an Incentive Stock Option Plan ("1997 Plan") in terms of which 250,000 shares of common stock may be issued through December 31, 1999. During 1997, the 1997 Plan was approved by the shareholders of the Company. At December 31, 1997, there were no options outstanding under the 1997 Plan. During 1998, 150,000 options were granted under the 1997 Plan of which 90,000 options are outstanding at December 31, 1999.

     On November 18, 1998, the Board of Directors approved the 1998 Incentive Stock Plan ("1998 Plan") in terms of which 250,000 shares of common stock may be issued through May 31, 1999. No options were issued pursuant to the 1998 Plan.

     On August 13, 1999, the Board of Directors approved the issuance, to certain employees, of 341,250 options to purchase TEI common stock. The options were granted with an exercise price of $1.00 per share, vest immediately and are exercisable over two years.

     On October 11, 1999, the Board of Directors approved the issuance, to certain employees, of 100,000 options to purchase TEI common stock. The options were granted with an exercise price of $0.75 per share, vest immediately and are exercisable over two years for motivation to certain personnel.

     On November 3, 1999, the Board of Directors approved the issuance of 87,500 options to purchase TEI common stock. The options were granted to an employee for prior services, with an exercise price of $0.75 per share, vest immediately and expire from two to five years.

     On November 15, 1999, the Board of Directors approved the issuance, to certain employees, of 1,030,000 options to purchase shares of TEI common stock. The options were granted with an exercise price of $0.75 per share, expire from two to five years and the majority vest immediately.

     The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees," in accounting for all options granted to employees. Had compensation cost for the Company's stock based compensation Plans been determined consistent with FASB statement No. 123, "Accounting for Stock Based Compensation," the Company's net loss and loss per share would have been increased to the pro forma amounts indicated below:

                                                   Years ended December 31,
                                                  1999                 1998
                                              ------------      --------------
Net loss attributable to
     common shareholders
                               As reported..$  (3,479,086)       $  (5,058,245)
                               Pro forma....$  (4,631,874)       $  (5,184,628)

Basic and diluted loss per
     share attributable to
     common shareholders
                               As reported...$       (.63)        $      (1.26)
                               Pro forma.....$       (.84)        $      (1.29)

     During 1998, USCG issued 375,000 options to purchase shares of USCS stock to Company employees. In accordance with their Plan, 250,000 of these options issued expire in 7 years and vest 20% immediately and 20% per year over the next 4 years. The remaining 125,000 options expire in 7 years and vest 33 1/3% over the next 2 years. The fair value of these options has been included in pro-forma expense amounts disclosed above.

     The fair value of each option grant for USCG stock is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants in 1998: dividend yield of 0 percent; risk free interest of 6%; and an expected life of 3 years. Because USCG is not a publicly traded company, it is permitted to use the "minimum value" method, which excludes the volatility factor from the option-pricing model.

     The fair value of each option grant for TEI stock is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants in 1998: dividend yield of 0 percent; expected volatility of 112%; risk free interest rate of 6%; and an expected life of 2 years.

     The fair value of each option and warrant grant for TEI stock is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants in 1999: dividend yield of 0 percent; expected volatility of 134%; risk free interest rate of 6%; and an expected life of 2 to 5 years.

     A summary of the status of the Company's compensatory stock option plans as of December 31, 1999 and 1998 and changes during the years ended December 31, 1999 and 1998 are as follows:

                                                Weighted
                                                 Average
                                                Exercise           Range of
                                      Shares      Price         Exercise Price
                                     ---------    -----         --------------
Outstanding at January 1, 1998...     117,750    $1.18        $1.00   -   $1.75

Granted..........................     150,000      .75          .75   -     .75
                                    ---------
Outstanding at December 31, 1998.     267,750      .94          .75   -    1.75

Granted..........................   1,558,750      .80          .75   -    1.00
Forfeitures......................      (6,500)    1.00         1.00   -    1.00
Cancelled........................    (171,250)    1.00         1.00   -    1.00
                                    ---------
Outstanding at December 31, 1999.   1,648,750      .82          .75   -    1.19
                                    =========


The following summarizes information about compensatory options outstanding at December 31, 1999.

     At December 31, 1999 the weighted-average remaining contractual life of the compensatory options outstanding is 3.1 years. The number of exercisable compensatory options are 1,570,000 and 111,250 with a weighted-average exercise price of $0.82 and $1.18 at December 31, 1999 and 1998, respectively. The weighted-average grant date fair value of options issued during 1999 and 1998 totaled $0.79 and $0.84, respectively.

     Effective December 12, 1997, the Company adjusted the terms of certain previously issued warrants. The exercise price was reduced from $3.50 to $3.30 per warrant. Each warrant was also adjusted to entitle the holder the purchase of 1.06 shares of the Company's common stock. Total warrants outstanding, relating to this issuance, at December 31, 1999 were 1,953,500. The warrants expire January 26, 2000 and may be redeemed at $0.10 per warrant on 30 days written notice if the average price of the common stock exceeds $5.25 per share for 30 consecutive trading days prior to the notice.

     Effective February 12, 1997, the Company sold 1,100,000 shares of common stock and warrants to acquire 1,000,000 shares of common stock for $1,870,000, (a combined price of $1.70 net to the Company). The warrants had an exercise price per share of $2.15. Each warrant originally expired thirteen months from the date of issuance. On March 1, 1998, the Company and the warrant holders agreed to amend the original warrant agreement. The amendment adjusted the exercise price to $2.50 per share, and extended the exercise period to March 10, 1999. On February 11, 1999, the Company agreed to extend the exercise period to March 10, 2000 at the same exercise price of $2.50 per share.

     Effective December 12, 1997, the Company sold 1,000,000 shares of common stock and warrants to acquire 1,000,000 shares of common stock for net proceeds of $1,470,500, (a combined price of $1.47 net to the Company). The warrants had an exercise price of $1.75 and expired twelve months from the date of issuance. On November 12, 1998, the Company agreed to extend the exercise period to December 12, 1999 at the same exercise price of $1.75 per share. On November 30, 1999, the Company agreed to extend the exercise period to December 12, 2001 at the same exercise price of $1.75 per share.

     As part of the 1999 private placement, each common stock share purchased included a warrant to purchase an additional share of common stock at $0.75 per share. A total of 2,036,354 warrants were issued as part of the private placement. The warrants vested immediately and expire October 20, 2004.

     During 1999, the Company issued warrants to purchase 193,217 shares of TEI common stock associated with loans from two related parties (see additional discussion in note H). During 1999, the Company also issued warrants to purchase 1,050,000 shares of TEI common stock to a related party for fund raising and the arrangement of certain debt (see additional discussion in note H).

NOTE P - SEGMENTS

     The Company's service maintenance segment represents operations of the Company's New York subsidiary, USCG (for the period it was consolidated) which provides computer system maintenance services to customers in New York, New Jersey and Pennsylvania. The electronics sales segment represents the operations of the Company's Texas subsidiary, CCC which includes the stocking and sales of electronic components and batteries. The hospitality service operations of the Company is the New Jersey subsidiary, AHS which provides private in-room facsimile and office business center for business travelers. These segments were identified based on the different nature of the services, location, and, in general, the type of customers for those services.

     A summary of the segment financial information reported to the chief operating decision maker is as follows:

                                                     Year Ended December 31, 1999
                         ------------------------------------------------------------------------------
                              Service      Facsimile &         Electronic
                          Maintenance(1)  Business Center        Sales       Adjustment    Consolidated
                         ------------     ---------------    ------------    ----------    ------------
Revenue                  $ 3,187,661        $ 2,312,191       $13,150,822    $        -     $18,650,674
Depreciation and
  amortization               168,965            979,991            73,448         3,106       1,225,510
Segment profit (loss)     (1,493,412)        (1,095,523)          276,027    (1,115,726)     (3,428,634)
Segment Assets                     -         10,262,390         5,174,189       242,259      15,678,838
Capital expenditures
  by segment                   8,774            149,307             9,791         5,927         173,799


                                                            Year Ended December 31, 1998
                                       ----------------------------------------------------------------
                                          Service          Electronics
                                        Maintenance(2)        Sales        Adjustment      Consolidated
                                       -----------         -----------    -----------      ------------
Revenue                                $16,906,496         $8,006,535     $         -      $ 24,913,031
Depreciation and Amortization            1,052,523             62,908             922         1,116,353
Segment loss                            (2,845,082)          (568,609)     (1,562,220)       (4,975,911)
Segment Assets                           9,363,185          4,668,788         148,621        14,180,594
Capital expenditures by segment             80,338             86,069          11,532           177,939

(1)Includes the operations for the period from January 1, 1999 through February 25, 1999.
(2)Includes operations for the period from March 19, 1998 through December 31, 1998.

     The  adjustments   represent   depreciation  and  amortization  related  to
corporate  assets,  corporate  losses,  and corporate  capital  expenditures  to reconcile segment balances to consolidated balances. None of the other adjustments are significant.

NOTE Q - COMMITMENTS AND CONTINGENCIES

Litigation

     A former employee of CCC has filed suit against the Company for breach of his employment agreement. The case has been presented in an arbitration hearing and is currently pending. The Company is unable at this time to determine the amount of any liability if the former employee prevails in the proceeding. Should this be settled in an adverse manner the amount could be material to the operations and financial condition of the Company.

     The Company has been defendant in a lawsuit filed by a competitor claiming that AHS's The Office product infringes on a patent assigned to the said competitor. In order to end this litigation and the resultant legal fees, the Company has been negotiating a settlement with the competitor. The Company believes that the litigation will not have a material impact on the Company's operations or financial condition regardless of whether the case proceeds to trial or is settled.

     Additionally, in the normal course of its business, the Company is subject to various other litigation. Management of the Company, based on discussions with its outside legal counsel, does not believe these claims, individually or in the aggregate, will have a material adverse impact on the Company's financial position, results of operations or cash flows.

Operating Leases

     The Company is obligated under various non-cancelable operating leases relating to certain office facilities. Minimum future payments on leases having remaining terms in excess of one year as of December 31, 1999 are as follows:

            Years ending
            December 31,

                2000....................................$     67,200
                2001....................................      67,200
                                                        ------------
                                                        $    134,400
                                                        ============

     Rent expense for the years ended December 31, 1999 and 1998 amounted to approximately $182,000 and $737,000.

Guarantees

     On October 20, 1999 the Company guaranteed a payment made by Telstar to USCG totaling $100,000 for working capital. The Company has also guaranteed certain USCG debt with it's primary lender totaling $361,740 (see additional discussion in Note R).

Commitment

     The Company has entered into an agreement with a leasing company which requires the Company to pay $5 per machine each month for two years, which represents the estimated residual value at the end of a four-year leasing contract. The future minimum payments under this agreement at December 31, 1999 are as follows:


     Year ended
     December 31,

     2000...............................................$         232,936
     2001...............................................          106,798
     2002...............................................           21,744
                                                             ------------
                                                        $         361,478
                                                             ============

NOTE R - SUBSEQUENT EVENTS

     On March 8, 2000, the Company renegotiated and settled in full its $2,100,000 promissory note that composed part of the purchase price of its acquisition of AHS. The promissory note was retired with $500,000 cash and the issuance of 1,100,000 shares of TEI common stock.

     The Company was advised on March 22, 2000 that Coast Business Credit Industries, Inc. ("Coast"), has declared that USCG has defaulted on certain loans from Coast and has demanded full payment. The Company was advised verbally by Coast's attorney that it had foreclosed and sold all of USCG's assets that were pledged to secure loans from Coast. Coast has demanded that the Company pay Coast $361,740 on its guarantees. The Company is investigating the propriety of Coasts said foreclosure sale of USCG's assets and the validity of its said demand under the Company guarantees. TEI owns approximately 43% of USCG's outstanding capital stock.

                     TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                              CONSOLIDATED BALANCE SHEETS

                                  ASSETS
                                              (Unaudited)
                                              Mar 31, 2000    Dec 31, 1999
                                              ------------   --------------
CURRENT ASSETS
  Cash and cash equivalents . . . . . . . .  $     695,090   $     894,261
  Certificate of deposit . . . . . . . . .         262,940         260,294
  Accounts and notes receivable
    Trade, net of allowance for doubtful
    accounts of $281,028 and $282,498 in
    2000 and 1999, respectively . . . . . .      3,424,597       3,352,887
    Notes . . . . . . . . . . . . . . . .          180,146         180,146
    Other . . . . . . . . . . . . . . . .           46,711          67,901
  Inventories, net . . . . . . . . . . .         1,951,219       1,611,358
  Prepaid expenses and other current assets        416,131         601,257
                                              ------------   --------------

      Total current assets. . . . . . . . .      6,976,834       6,968,104
                                              ------------   --------------
PROPERTY AND EQUIPMENT
  Facsimile and business center equipment        8,156,196       8,175,530
  Other equipment . . . . . . . . . . . .        1,040,225         959,814
  Furniture and fixtures . . . . . . . .           214,841         214,271
  Vehicles . . . . . . . . . . . . . . .            14,262          14,262
  Leasehold improvements  . . . . . . .             73,232          51,378
                                              ------------   --------------
                                                 9,498,756       9,415,255
  Less accumulated depreciation and
    amortization . . . . . . . . . . . .        (1,779,271)     (1,426,888)
                                              ------------   --------------
      Net property and equipment. . . . . .      7,719,485       7,988,367
                                              ------------   --------------
OTHER ASSETS
  Notes receivable, net of current portion           6,250           7,031
  Deferred financing costs, net . . . . . .        694,704         688,875
  Other . . . . . . . . . . . . . . . . . .         23,943          26,461
                                              ------------   --------------
      Total other assets. . . . . . . . . .        724,897         722,367
                                              ------------   --------------
TOTAL ASSETS. . . . . . . . . . . . . . . .  $  15,421,216   $  15,678,838
                                             =============   ==============

            The accompanying footnotes are an integral part of these
                       consolidated financial statements.

                                - Continued -

                                TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                                    CONSOLIDATED BALANCE SHEETS - Continued


                                     LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                   (Unaudited)
                                                                   Mar 31, 2000    Dec 31, 1999
                                                                  --------------  --------------
CURRENT LIABILITIES
  Line of credit . . . . . . . . . . . . . . . . . . . . . . .    $     604,525   $     389,532
  Current portion of long-term debt . . . . . . . . . . . . . . . . .   700,621       2,316,796
  Trade accounts payable . . . . . . . . . . . . . . . . . . . . . .  1,679,012       1,846,642
  Accrued liabilities . . . . . . . . . . . . . . . . . . . . . . .   1,126,992         948,687
  Other current liabilities  . . . . . . . . . . . . . . . . . . . . .   44,119          44,119
                                                                  --------------  --------------
      Total current liabilities. . . . . . . . . . . . . . . . .      4,155,269       5,545,776
                                                                  --------------  --------------

LONG-TERM DEBT, less current portion . . . . . . . . . . . . . .      2,531,487       2,556,174
EXCESS OF NET ASSETS OF COMPANIES ACQUIRED
  OVER COST, NET . . . . . . . . . . . . . . . . . . . . . . .        3,903,031       4,033,132
                                                                  --------------  --------------
      Total liabilities. . . . . . . . . . . . . . . . . . . . .     10,589,787      12,135,082

COMMITMENTS AND CONTINGENCIES (Note N)

STOCKHOLDERS' EQUITY
  Preferred stock - $1.00 par value; 1,000,000
    shares authorized; 119,588 Class A issued
    and outstanding; liquidation preference
    of $627,837  . . . . . . . . . . . . . . . . . . . . . . .          119,588         119,588
  Common stock - $0.01 par value; 50,000,000
    shares authorized; 8,103,139 and 7,034,684
    shares issued and outstanding in 2000 and
    1999, respectively.  . . . . . . . . . . . . . . . . . . . . . . .   81,031          70,347
  Additional paid-in capital  . . . . . . . . . . . . . . . . . . .  14,376,922      13,225,368
  Accumulated deficit  . . . . . . . . . . . . . . . . . . .. .      (9,746,112)    ( 9,871,547)
                                                                  --------------  --------------
      Total stockholders' equity . . . . . . . . . . . . . . . .      4,831,429       3,543,756
                                                                  --------------  --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  . . . . . . . . . .   $  15,421,216   $  15,678,838
                                                                  ==============  ==============

            The accompanying footnotes are an integral part of these
                       consolidated financial statements.

                         TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                              CONSOLIDATED STATEMENTS OF OPERATIONS
                       For the Three Months Ended March 31, 2000 and 1999
                                           (Unaudited)
                                                           2000          1999
                                                      -------------  ------------
REVENUES
  Revenues . . . . . . . . . . . . . . . . . . . .   $   5,730,795   $ 2,442,950
  Service revenue. . . . . . . . . . . . . . . . . .             -     2,775,147
                                                      -------------  ------------
                                                         5,730,795     5,218,097
COST OF REVENUES
  Cost of revenues . . . . . . . . . . . . . . . .       3,296,063     2,448,011
  Direct servicing costs . . . . . . . . . . . . . .             -     1,586,638
                                                      -------------  ------------
                                                         3,296,063     4,034,649
                                                      -------------  ------------
GROSS PROFIT . . . . . . . . . . . . . . . . . . .       2,434,732     1,183,448

OPERATING EXPENSES
  Selling, general and administrative . . . . . . .      1,861,428     2,388,499
  Inventory obsolescence provision . . . . . . . . .         3,000       185,430
  Depreciation and amortization of property
    and equipment . . . . . . . . . . . . . . . . .        390,640       218,353
  Lawsuit settlement . . . . . . . . . . . . . . .         400,086             -
  Amortization of excess of net assets
    of companies acquired over cost . . . . . . . .       (130,101)            -
                                                      -------------  ------------
                                                         2,525,053     2,792,282
                                                      -------------  ------------
LOSS FROM OPERATIONS . . . . . . . . . . . . . . . .       (90,321)   (1,608,834)
OTHER INCOME (EXPENSES)
  Interest income . . . . . . . . . . . . . . . . .          7,968        13,696
  Interest expense . . . . . . . . . . . . . . . .        (200,012)     (113,903)
  Amortization of deferred financing cost . . . . .       (157,725)      (18,494)
  Other                                                      9,210        (2,170)
                                                      -------------  ------------
                                                          (340,559)     (120,871)
LOSS BEFORE PROVISION FOR INCOME TAXES AND
    EXTRAORDINARY GAIN . . . . . . . . . . . . . . . .    (430,880)   (1,729,705)
PROVISION FOR INCOME TAXES . . . . . . . . . . . .               -             -
                                                      -------------  ------------
LOSS BEFORE EXTRAORDINARY GAIN . . . . . . . . . .        (430,880)   (1,729,705)

EXTRAORDINARY GAIN . . . . . . . . . . . . . . . . .       568,750             -
                                                      -------------  ------------
NET INCOME (LOSS). . . . . . . . . . . . . . . . .   $     137,870   $(1,729,705)
                                                      -------------  ------------
Net income (loss) attributable to common             $     125,435   $(1,747,688)
  stockholders                                        =============  ============

            The accompanying footnotes are an integral part of these
                       consolidated financial statements.
                                - Continued -

                  TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS - Continued
                For the Three Months Ended March 31, 2000 and 1999
                                    (Unaudited)

                                                            2000          1999
                                                       -------------  -----------
Basic and diluted net loss before extraordinary gain
  per share attributable to common shareholders        $       (0.05)  $    (0.37)
                                                       ==============  ===========
Basic and diluted extraordinary gain attributable
   to common shareholders . . . . . . . . . . . . . .  $        0.07   $        -
                                                       ==============  ===========
Basic and diluted net income (loss) per share
  attributable to common shareholders                  $        0.02   $    (0.37)
                                                       ==============  ===========

Number of weighted-average shares of common
  stock outstanding (basic and diluted)                    7,688,722    4,808,415
                                                       ==============  ===========

            The accompanying footnotes are an integral part of these
                       consolidated financial statements.

                   TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                 For The Three Months Ended March 31, 2000 and 1999
                                     (Unaudited)
                                                           2000            1999
CASH FLOWS FROM OPERATING ACTIVITIES                  -------------   -------------
Net income (loss). . . . . . . . . . . . . . . . . .  $     137,870   $  (1,729,705)
Adjustments to reconcile net income (loss) to net
   cash provided by (used by) operating activities:
    Shares issued for compensation                          (45,000)         18,496
    Depreciation and amortization of property
      and equipment                                         390,640         218,353
    Provision for bad debts                                   4,100         160,600
    Provision for obsolete inventory                          3,000         185,430
    Loss on sale of property and equipment                        -           2,170
    Extraordinary gain on note retirement                  (568,750)              -
    Amortization of deferred financing costs                157,725          18,494
    Amortization of excess of net assets
      of companies acquired over cost                      (130,101)              -
    Change in operating assets and liabilities
      (Increase)decrease -
        Accounts receivable - trade. . . . . . . . .        (75,810)        326,400
        Accounts receivable - other. . . . . . . . .         21,190          (3,348)
        Inventories. . . . . . . . . . . . . . . . .       (342,861)        296,264
        Prepaid expenses and other current assets. .        185,126         (21,535)
        Other assets . . . . . . . . . . . . . . . .          2,518          15,694
      Increase(decrease) in -
        Trade accounts payable . . . . . . . . . . .       (167,630)         43,824
        Accrued liabilities. . . . . . . . . . . . .        178,305         980,757
        Deferred service liability . . . . . . . . .              -        (199,163)
                                                      -------------   -------------
Net cash provided by (used by) operating activities.       (249,678)        312,731
                                                      -------------   -------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment. . . . . . . .       (158,696)        (17,501)
  Proceeds on sale of property and equipment . . . .         36,938          21,512
  Payments received on notes receivable. . . . . . .            781          39,557
  Advance to related party . . . . . . . . . . . . .              -        (222,344)
  Purchase of certificate of deposit . . . . . . . .         (2,646)              -
  Cash in de-consolidation of subsidiary . . . . . .              -        (316,262)
                                                      -------------   -------------
Net cash used by investing activities. . . . . . . .       (123,623)       (495,038)
                                                      -------------   -------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net activity on line of credit . . . . . . . . . .        214,993        (750,827)
  Repayment of long-term debt. . . . . . . . . . . .       (540,863)        (36,834)
  Proceeds from long-term debt.. . . . . . . . . . .        500,000               -
  Cash received on shareholder receivable. . . . . .              -          25,000
                                                      -------------   -------------
Net cash provided by (used by) financing activities.        174,130        (762,661)
                                                      -------------   -------------
NET DECREASE IN CASH AND CASH EQUIVALENTS. . . . . .       (199,171)       (944,968)

            The accompanying footnotes are an integral part of these
                       consolidated financial statements.

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued
               For The Three Months Ended March 31, 1999 and 2000
                                   (Unaudited)


                                                  2000          1999
                                              ------------  -----------
Cash and cash equivalents at beginning
  of period. . . . . . . . . . . . . . . . .        894,261   1,399,060
                                              -------------  ----------
Cash and cash equivalents at end of period .  $     695,090  $  454,092
                                              =============  ==========
SUPPLEMENTAL SCHEDULE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES

  Issuance of common stock for
    settlement of note payable                $   1,031,250  $        -
                                              =============  ==========
  Dividends paid through issuance
    of common stock                           $      12,435  $   17,983
                                              =============  ==========
  Fair value of warrants issued and recorded
    as deferred financing costs               $     163,554  $        -
                                              =============  ==========

            The accompanying footnotes are an integral part of these
                       consolidated financial statements.

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE  A  -  BASIS  OF  PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the instructions per Item 310(b) of Regulation SB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.

NOTE  B  -  ORGANIZATION

Tech Electro Industries, Inc. ("TEI") was formed on January 10, 1992 as a Texas corporation. The Company's subsidiary, Computer Components Corporation ("CCC"), stocks and sells electronic components. A significant portion of CCC's business is involved in the stocking and sale of batteries. Within the battery sales activity, there is significant value added to the batteries in the assembly of batteries into "packs". CCC's electronic components sales are generated by in-house sales staff and sales representatives as well as over the internet to customers throughout the United States.

On October 22, 1999, TEI acquired 100% of the outstanding common stock of AlphaNet Hospitality Systems, Inc. ("AHS"). The acquisition was accounted for as a purchase and the operations of AHS are included in the results of operations of the Company from the acquisition date. AHS provides in-room facsimile and business center services to the hotel industry through licensing agreements. AHS generates revenues from its InnFax product line, a patented in-room send and receive facsimile service and TheOffice, full service business centers, for business travelers staying at hotels.

NOTE  C  -  CONSOLIDATION  OF  AHS

The Company acquired AHS in October 1999, and thus AHS results are not reflected in the Company's first quarter 1999 financials. The following unaudited pro forma consolidated results for the three month period ended March 31, 1999 assumes the acquisition of AHS occurred as of January 1, 1999:

                                     (unaudited)
                                   March 31, 2000
                                   --------------

Revenues                           $   7,335,734
Net loss                              (2,263,187)
Basic  and  diluted  loss  per
   share                           $       (0.47)

NOTE  D  -  DIVIDENDS

Dividends were declared on March 8, 2000 for Class A Preferred Stock at $0.0975 per share totaling $12,435. This dividend was paid in the form of common stock at the rate of 0.11 shares of common for each share of preferred. The dividend was payable on March 31, 2000 to stockholders of record at the close of business of February 28, 2000.

NOTE  E  -  INVENTORIES

Inventories consist of the following at March 31, 2000:

Electronic  components,  batteries  and  assembly
     Materials. . . . . . . . . . . . . . . . . . . . . $  1,929,183
Facsimile  and  business  center  inventory . . . . . .      435,878
Inventory  obsolescence  reserve. . . . . . . . . . . .    (413,842)
                                                        ------------
                                                        $  1,951,219
                                                        ============
NOTE  F  -  NOTES  RECEIVABLE

Notes  receivable  consist  of  the  following  at  March  31,  2000:

  Note  receivable  from  a  preferred  stock
  shareholder,  due  March  31,  1999  and
  extended  month-to-month  thereafter,
  bearing  interest  at  10.5%,  interest
  payments  due  quarterly,  secured  by
  common  stock  of  the  Company . . . . . . . . . .  $     180,146

  Notes  receivable,  jointly  and  severally
  from  two  minority  shareholders  with
  interest  at 6%, payable monthly at $312.50
  plus  interest,  matures  November  2001, unsecured.         6,250
                                                        ------------
  Less  current  maturities . . . . . . . . . . . . .       (180,146)
                                                        ------------
  Long-term  portion  . . . . . . . . . . . . . . . .   $      6,250
                                                        ============

NOTE  G  -  LINE  OF  CREDIT

Line  of  credit  at  March  31,  2000  consists  of  the  following:

     $3,000,000  line  of  credit  with  bank
     payable  on  demand,  with  interest
     payable  monthly  at  prime  plus  2%
     (11%  at  March  31,  2000), maturing
     August,  2002  and  secured  by
     accounts  receivable,  inventories,
     equipment  and  intangibles  of  CCC.
     Pursuant  to  borrowing  base  formulas,
     as  of  March  31,  2000  additional
     borrowings  of  $1,043,613  are  available
     under  the  line  of  credit . . . . . . . . . .   $    604,525
                                                        ============

NOTE  H  -  LONG-TERM  DEBT

Long-term  debt  at  March  31,  2000  consists  of  the  following:
   Promissory  note  to  financing  company,
     with  interest  payable  monthly  at  12%,
     principal  due  at  maturity  May  2000,
     secured  by  stock  of  AHS  . . . . . . . . . .   $   500,000
   Non-interest  bearing,  unsecured  note
     payable  to  an  investment  company,
     lump  sum  payment  due  at  maturity  on
     June,  2000. . . . . . . . . . . . . . . . . . .       107,000
   Installment  notes  payable  to  leasing
     company,  due  in  monthly  installments
     ranging  from  $3,695  to  $3,004,
     including  interest  at  rates  from
     14.50%  to  14.52%,  current  portion  of
     debt  which  matures  October  2002,
     collateralized  by  facsimile  and
     business  center  equipment  of  AHS . . . . . .        93,621
   Note  payable  to  financing  company,
     with  interest  payable  monthly  at  20.5%,
     principal  due  at  maturity  (October  2001),
     guaranteed  by  TEI,  with  first  lien  on
     all  AHS  assets  and  second  lien  on  AHS
     common  stock. . . . . . . . . . . . . . . . . .       940,600
   Note  payable  to  financing  company,
     with  interest  payable  monthly  at  20.5%,
     principal  due  at  maturity  (October  2001),
     guaranteed  by  TEI,  with  first  lien  on
     all  AHS  assets  and  second  lien  on  AHS
     common  stock. . . . . . . . . . . . . . . . . .     1,434,400
   Installment  notes  payable  to  leasing
     company,  due  in  monthly  installments
     ranging  from  $3,695  to  $3,004,
     including  interest  at  rates  from
     14.50%  to  14.52%,  maturing  at
     various  dates  though  October  2002,
     collateralized  by  facsimile  and
     business  center  equipment  of  AHS . . . . . .       156,487
                                                       ------------
     Less  current  maturities. . . . . . . . . . . .      (700,621)
                                                       ------------
     Long-term  portion . . . . . . . . . . . . . . .  $  2,531,487
                                                       ============

NOTE  I  -  INCOME(LOSS)  PER  SHARE

Basic net income(loss) per share is computed by dividing net income(loss) by the weighted average number of common shares outstanding for the period. Diluted net income(loss) per share is computed by dividing net income(loss) by the weighted average number of common shares and common stock equivalents outstanding for the period. The Company's common stock equivalents are not included in the diluted loss per share for March 31, 2000 and 1999 as they are antidilutive. Therefore, diluted and basic loss per share is identical. Net

NOTE  I  -  INCOME(LOSS)  PER  SHARE  (continued)

income(loss) per share for the three month period ending March 31, 2000 and 1999 has been decreased(increased) for dividends on preferred stock totaling $12,435 and $17,983, respectively.

NOTE  J  -  WARRANTS  AND  STOCK  OPTIONS

On February 16, 2000, the Company agreed to extend the exercise date of 1,000,000 options originally granted in connection with an equity offering by two years to March 10, 2002, at the original exercise price of $2.50.

On February 24, 2000, the Company issued Caspic International, Inc. 250,000 warrants for providing a $500,000 loan. The warrants were issued at $0.73 with a expiration date of February 25, 2005. The warrants were recorded at fair value using the Black-Scholes model, and recorded as deferred financing fees, totaling $163,554. The warrants are being amortized over three months, the initial maturity period of the loan. (See Note M)

NOTE  K  -  EXCESS  OF  NET  ASSETS  OF  COMPANIES  ACQUIRED  OVER  COST

The deferred credit results from the excess of the estimated fair value of the net assets acquired over the purchase price paid for AHS. After application to all non current assets acquired, this amount totaling $4,163,233 is being amortized using the straight-line method over 8 years. Amortization for the period ended March 31, 2000 was $130,101.

NOTE  L  -  EXTRAORDINARY  GAIN

The Company recognized an extraordinary gain of $568,750 in connection with the retirement of a $2,100,000 note payable. The note was settled with $500,000 cash and 1,100,000 million common shares of the Company on February 25, 2000. The shares and related debt settlement were recorded at the trading price of the common stock on the date of the settlement which was $0.9375.

NOTE  M  -  RELATED  PARTIES

On October 26, 1999, the Company completed the acquisition of AlphaNet. As part of this transaction, the Company arranged for a $2,525,000 credit facility for AlphaNet to refinance its existing indebtedness; $1,525,000 of the said indebtedness was refinanced through Appel Investments Inc. ("Appel"). William Tan Kim Wah's brother, Kim Yeow Tan is an officer of Appel. In conjunction with Appel's $1,525,000 loan to refinance AlphaNet indebtedness, AlphaNet paid a loan origination fee of $150,737. The remaining balance of the indebtedness bears interest at 20.5% per annum. The principal of the indebtedness is due in full on October 26, 2001. As additional consideration for the refinancing, Appel Investments Inc. received 116,703 Warrants to purchase the Common Stock of the Company exercisable at $0.75 per share. The Warrants expire on October 20, 2004. AHS also borrowed $1,000,000 from a finance company that has a principal who is also a shareholder of TEI. The Company paid an origination fee of $98,828. The loan requires interest payments monthly at 20.5% per annum. The principal is due in full on October 21, 2001. As additional consideration the finance company received warrants to purchase 76,514 shares of TEI common stock exercisable at $0.75 per share. The warrants vest immediately and expire on October 20, 2004. These warrants were recorded at fair value using the Black-Scholes model, and recorded as deferred financing fees, and are being amortized over the life of the respective loans.

The Company engaged Placement & Acceptance, Inc. ("PAI"), a British Virgin Islands corporation, to effect a private placement of securities, which was consummated in December 1997. Mr. Tan is a director and shareholder of PAI. PAI received fees of $112,000, inclusive of expenses, for acting as sales agent in the placement. The Company also engaged PAI in October, 1999 to effect a private placement of securities for the Company's acquisition of AlphaNet. PAI received a placement fee of 500,000 warrants in consideration for services rendered. In addition, the Company retained PAI to refinance the outstanding AlphaNet indebtedness required to complete the acquisition. PAI received a placement fee of 550,000 warrants in consideration for services rendered. The warrants are exercisable at $0.75 per share and expire on October 20, 2004. These warrants were recorded at fair value using the Black-Scholes model, and recorded as deferred financing fees, and are being amortized over the life of the respective loans.

On February 24, 2000, the Company renegotiated and settled in full its $2,100,000 promissory note with PricewaterhouseCoopers, Inc. (Trustee of the Estate of AlphaNet Telecom Inc.) that composed part of the purchase price of the acquisition of AlphaNet. The promissory note was paid in full by the payment of $500,000 cash and the issuance of 1,100,000 shares of Common Stock.

The $500,000 cash was raised by a loan from Caspic International, Inc. Mr. Tan is also a director and shareholder of Caspic International, Inc. The loan is due on May 25, 2000, bears an interest rate of 12% per annum payable monthly and is secured by a pledge of the shares of capital stock of AlphaNet. As additional consideration for the loan, the Company also issued warrants to purchase 250,000 shares of Common Stock at $0.73 per share, exercisable immediately, with an expiration date of February 25, 2005. (See Note J)

NOTE  N  -  COMMITMENTS  AND  CONTINGENCIES

Commitments

AHS has entered into an agreement with a leasing company which requires AHS to pay $5 per machine each month for two years, which represents the estimated residual value at the end of a four-year leasing contract. The future minimum payments under this agreement at March 31, 2000 are as follows:

     2000 . . . . . . . . . . $     174,702
     2001 . . . . . . . . . .       106,798
     2002 . . . . . . . . . .        21,744
                              -------------
                              $     303,244
                              =============
Guarantees

In March, 1998, the Company completed the acquisition of a controlling interest in US Computer Group, ("USCG") a company that provided a broad range of information technology services and products. On February 25, 1999, Telstar Entertainment ("Telstar"), the second largest shareholder of USCG, contributed additional capital to USCG through the purchase of additional shares, making Telstar the largest shareholder of USCG. Effective February 25, 1999 TEI ceased reporting USCG's financial results in its consolidated financial statements and uses the equity method to account for its minority interest. On October 20, 1999 the Company guaranteed a payment made by Telstar to USCG totaling $100,000 for working capital. In March 2000, a USCG bank creditor

NOTE  N  -  COMMITMENTS  AND  CONTINGENCIES  (continued)

foreclosed on all of USCG's assets, effectively terminating all of USCG's operations. TEI has guaranteed a portion of the USCG bank indebtedness. In this regard, the said bank creditor has demanded that TEI pay $361,740 to the bank pursuant to the guarantee. TEI is investigating its options in response to these events. Management does not know how much, if any, of the guarantee amount will ultimately be payable.

NOTE  O  -  SUBSEQUENT  EVENTS

On April 28, 2000 the Company was advised that the American Arbitration Board awarded an ex-employee of CCC $375,865 for breach of the employee's employment agreement. The liability is reflected in the accompanying financial statements for the three months ended March 31, 2000 and is to be paid in May 2000.

AHS was a defendant in a lawsuit filed by a competitor claiming that AHS's The Office product infringes on a patent assigned to the said competitor. In order to end this litigation and the resultant legal fees, AHS paid the competitor $50,000 to settle the case and all claims of the competitor. The liability is reflected in the accompanying financial statements for the three months ended March 31, 2000 and was paid in April 2000.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Shareholders and Directors of
Alphanet Hospitality Systems, Inc.

We have audited the accompanying balance sheets of Alphanet Hospitality Systems, Inc. as of September 30, 1999 and December 31, 1998, and the related statements of operations, stockholders' equity (deficit) and cash flows for the nine-month period ended September 30, 1999 and the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alphanet Hospitality Systems, Inc. as of September 30, 1999 and December 31, 1998, and the results of its operations and its cash flows for the nine-month period ended September 30, 1999 and the year ended December 31, 1998 in conformity with generally accepted accounting principles.




                                                     KING GRIFFIN & ADAMSON P.C.


Dallas, Texas
November 11, 1999

                       ALPHANET HOSPITALITY SYSTEMS, INC.

                                 BALANCE SHEETS
                    September 30, 1999 and December 31, 1998

                                     ASSETS
                                                                         September 30,   December 31,
                                                                            1999            1998
CURRENT ASSETS                                                           ------------    ------------
   Cash                                                                  $    405,765    $    147,575
   Accounts receivable, net of allowance for uncollectible
     accounts of $316,836 in 1999 and $490,260 in 1998                      1,547,784       1,319,945
   Inventory                                                                  441,124         799,670
   Deposits on inventory                                                         --           843,385
   Prepaid expenses and other current assets                                  132,254         100,240
                                                                         ------------    ------------

                  Total current assets                                      2,526,927       3,210,815

EQUIPMENT, NET                                                              8,543,822       9,854,769
                                                                         ------------    ------------

                  Total assets                                           $ 11,070,749    $ 13,065,584
                                                                         ============    ============


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Current maturities of long-term debt                                  $    730,693    $    505,560
   Accounts payable                                                           101,217         234,650
   Accrued expenses                                                           964,220       1,033,297
   Current maturities of capital lease obligations                             38,365         295,160
                                                                         ------------    ------------

                  Total current liabilities                                 1,834,495       2,068,667
                                                                         ------------    ------------

Long-term debt, less current maturities                                     1,573,021       1,465,692
Capital lease obligations, less current maturities                               --            19,474
Due to parent                                                                    --        18,292,252

COMMITMENTS AND CONTINGENCIES (Note 6)                                           --              --

STOCKHOLDERS' EQUITY (DEFICIT)
   Common stock, $.01 par value; 10,000 shares authorized,
     10 issued and outstanding                                                   --              --
   Additional paid-in capital                                              18,234,741          10,000
   Accumulated deficit                                                    (10,571,508)     (8,790,501)
                                                                         ------------    ------------

                  Total stockholders' equity (deficit)                      7,663,233      (8,780,501)
                                                                         ------------    ------------

                  Total liabilities and stockholders' equity (deficit)   $ 11,070,749    $ 13,065,584
                                                                         ============    ============

The accompanying notes are an integral part of these financial statements.

                       ALPHANET HOSPITALITY SYSTEMS, INC.

                            STATEMENTS OF OPERATIONS
                For the Nine Months Ended September 30, 1999 and
                        the Year Ended December 31, 1998



                                                  September 30,     December 31,
                                                      1999              1998
                                                   -----------      -----------

NET REVENUES                                       $ 6,883,390      $ 8,567,324

COST OF REVENUES                                    (1,735,853)      (1,346,817)
                                                   -----------      -----------

GROSS PROFIT                                         5,147,537        7,220,507

OPERATING EXPENSES
    Selling, general and administrative              3,266,856        5,543,705
    Depreciation and amortization                    3,357,174        4,264,909
                                                   -----------      -----------
                                                     6,624,030        9,808,614
                                                   -----------      -----------

(LOSS) FROM OPERATIONS                              (1,476,493)      (2,588,107)

OTHER EXPENSE
    Interest expense                                   290,595          151,542
    Other                                               13,919           44,513
                                                   -----------      -----------
                                                       304,514          196,055
                                                   -----------      -----------

NET (LOSS)                                         $(1,781,007)     $(2,784,162)
                                                   ===========      ===========

                       ALPHANET HOSPITALITY SYSTEMS, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                For the Nine Months Ended September 30, 1999 and
                        the Year ended December 31, 1998




                                          Common Stock          Additional
                                          ------------           Paid-in          Accumulated
                                       Shares     Amount         Capital            Deficit            Total
                                       ------   ---------      --------------    --------------    -------------

Balances at January 1, 1998                10    $      -       $     10,000      $ (6,006,339)    $ (5,996,339)

Net loss                                    -           -                  -        (2,784,162)      (2,784,162)
                                       ------   ---------      --------------    --------------    -------------

Balances at December 31, 1998              10           -             10,000        (8,790,501)      (8,780,501)

Net loss                                    -           -                  -        (1,781,007)      (1,781,007)

Forgiveness of debt to parent               -           -         18,224,741                  -       18,224,741
                                       ------   ---------      --------------    --------------    -------------

Balances at September 30, 1999             10   $       -       $ 18,234,741     $ (10,571,508)     $  7,663,233
                                       ======   =========      ==============    ==============    =============

                       ALPHANET HOSPITALITY SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS
                For the Nine Months Ended September 30, 1999 and
                        the Year Ended December 31, 1998

                                                                     September 30,   December 31,
                                                                         1999            1998
                                                                     -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                          $ (1,781,007)   $ (2,784,162)
   Adjustments to reconcile net loss to net cash provided by
     operating activities
     Depreciation and amortization                                      3,357,174       4,264,909
     Bad debt expense                                                     337,988         477,938
     Changes in assets and liabilities
       Accounts receivable                                               (565,827)       (709,429)
       Inventories                                                        358,546         396,236
       Deposits                                                           843,385        (843,385)
       Prepaid expenses and other current assets                          (32,014)         (4,454)
       Accounts payable                                                  (133,433)        (29,294)
       Accrued expenses                                                   (69,077)        190,726
                                                                     -------------   -------------

               Net cash provided by operating activities                2,315,735         959,085

CASH FLOWS FROM INVESTING ACTIVITIES
   Acquisition of equipment                                            (2,046,227)     (5,993,627)

CASH FLOWS FROM FINANCING ACTIVITIES
   Payments on capital lease obligations                                 (276,269)       (360,300)
   Payments on long-term debt                                            (474,538)       (410,762)
   Proceeds from long-term debt                                           807,000       1,995,167
   Net (decrease) increase due to parent                                  (67,511)      3,759,609
                                                                     -------------   -------------
               Net cash (used in) provided by financing activities        (11,318)      4,983,714
                                                                     -------------   -------------
INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS                                                            258,190         (50,828)

CASH AND CASH EQUIVALENTS, beginning of period                            147,575         198,403
                                                                     -------------   -------------
CASH AND CASH EQUIVALENTS, end of period                             $    405,765    $    147,575
                                                                     =============   =============
SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR
   Interest                                                          $    291,000    $    152,000
                                                                     =============   =============
   Income taxes                                                      $       --      $       --
                                                                     =============   =============
NON-CASH FINANCING ACTIVITIES
   Forgiveness of due to parent                                      $ 18,224,741    $       --
                                                                     =============   =============

                       ALPHANET HOSPITALITY SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                     September 30, 1999 and December 31,1998

1.   NATURE OF OPERATIONS

     Alphanet Hospitality Systems, Inc. (the "Company") was incorporated in the state of Delaware in September 1991. The Company was formerly the wholly-owned subsidiary of AlphaNet Telecom, Inc. (ATI), a publicly traded Canadian company that filed for bankruptcy in February 1999. The Company's hospitality business activities involve the development, marketing and provision of specialized facsimile and other message and information delivery services. These activities are carried on through the Company's operations in the United States, as well as through the Company's operations in Canada, and under license agreements in countries outside of North America. The majority of the Company's operations are conducted in the United States.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Cash and Cash Equivalents. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

     Accounts Receivable. The Company extends unsecured credit in the normal course of business to virtually all of its customers. Management has provided an allowance for doubtful accounts which reflects its opinion of amounts which may ultimately become uncollectible. In the event of non-performance of accounts receivable, the maximum exposure to the Company is the recorded amount shown on the balance sheet.

     Inventories. Inventories, which consist primarily of facsimile and computer equipment, are stated at the lower of cost or net realizable value, with cost being determined on a first-in, first-out basis.

     Equipment. Equipment is recorded at cost. Equipment leased under capital leases are included in equipment. Depreciation and amortization are calculated on a straight-line basis over the estimated useful lives of the assets or minimum lease term if shorter as follows:
                                                                   Years
                                                                  ------
          Facsimile and business center equipment                      4
          Service platform                                        5 - 10
          Furniture, fixtures and office equipment                     5

     Foreign Currency Translation. Monetary assets and liabilities denominated in currencies other than the U.S. currency are translated into U.S. dollars at the rate of exchange prevailing at the year-end. Revenues and expenses are translated at the average exchange rate for the year. Realized and unrealized foreign exchange gains and losses are included in income in the year in which they occur.

     Income Taxes. The Company accounts for income taxes in accordance with the asset and liability method. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

     Revenue Recognition. Revenue from services are recognized when services are rendered.

     Concentrations. The Company maintains cash balances at banks, which may, at times, exceed federally insured limits. However, management monitors these balances and does not believe excess risk is present.

     Use of Estimates. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make assumptions that affect the reported amounts of certain assets, liabilities, revenues, and expenses. Actual results could vary from the estimates that were used in preparing the financial statements.


3.   EQUIPMENT

     Equipment consisted of the following at September 30, 1999 and December 31, 1998:

                                                                           1999                  1998
                                                                     ---------------       ---------------

       Facsimile equipment and business center equipment             $   20,127,338         $  18,544,798
       Service platform                                                     271,465               271,465
       Furniture, fixtures and office equipment                             814,526               768,562
       Capital leases (facsimile equipment)                                 247,605               247,605
                                                                     ---------------       ---------------
                                                                         21,460,934            19,832,430
       Less:  Accumulated depreciation and amortization                 (12,917,112)           (9,977,661)
                                                                     ---------------       ---------------
                                                                     $    8,543,822         $   9,854,769
                                                                     ===============       ===============


     Amortization of capital leases of approximately $46,000 and $62,000 is included in depreciation and amortization for the nine month period ended September 30, 1999 and year ended December 31, 1998.

4.   CAPITAL LEASE OBLIGATIONS

     Future minimum annual lease payments under capital leases at September 30, 1999 are as follows:


         Year ending September 30, 2000                         $   39,828
         Less:  Amount representing interest                        (1,463)
                                                                -----------
         Present value of net minimum lease payment             $   38,365
                                                                ===========


     Interest rate on capitalized leases is 12.96% and is imputed based on the lower of Company's incremental borrowing rate at the inception of each lease or the lessor's implicit rate of return.

     Obligations under capital leases are collateralized by certain facsimile equipment.
                                      F-49

5.   DEBT

     Long-term debt at September 30, 1999 and December 31, 1998 consists of the following:

                                                                           1999                  1998
                                                                     ---------------       ---------------
       Installment note payable to leasing company,
         due in monthly installments of $48,115, including
         interest at 12.84%, maturing June 2002                         $  1,331,874        $  1,590,225

       Installment note payable to leasing company,
         due in monthly installments of $7,720, including
         interest at 12.86%, maturing June 2002                              219,013                   -

       Installment note payable to leasing company,
         due in monthly installments of $16,235, including
         interest at 12.83%, maturing June 2002                              460,737                   -

       Installment note payable to leasing company,
         due in monthly installments of $3,695, including
         interest at 14.50%, maturing June 2002                              100,059             121,135

       Installment note payable to leasing company,
         due in monthly installments of $3,622, including
         interest at 14.51%, maturing August 2002                            102,857             123,021

       Installment note payable to leasing company,
         due in monthly installments of $3,004, including
         interest at 14.52%, maturing October 2002                            89,174             105,497

       Installment note payable to leasing company,
         due in monthly installments of $31,657, including
         interest at 10.75%, maturing January 1999                                 -              31,374
                                                                     ---------------       ---------------
                                                                           2,303,714           1,971,252

       Less current maturities                                               730,693             505,560
                                                                     ---------------       ---------------

       Long-term debt, less current maturities                          $  1,573,021        $  1,465,692
                                                                     ===============       ===============
     All the loans are collaterized by certain facsimile and computer equipment.

     Principal payments on long-term debt at September 30, 1999 are as follows:

         Year ended September 30:
                  2000                                                  $    730,693
                  2001                                                       831,871
                  2002                                                       738,184
                  2003                                                         2,966
                                                                       -------------
                                                                        $  2,303,714
                                                                       =============

6.   COMMITMENTS AND CONTINGENCIES

     The Company has entered into an agreement with a leasing company which requires the Company to pay $5 per machine each month for two years, which represents the estimated residual value at the end of a four-year leasing contract. The Company paid the leasing company $151,145 in 1999 and $133,517 in 1998. The future minimum payments under this agreement at September 30, 1999 are as follows:

           Year ended September 30:
                      2000                                          $  166,693
                      2001                                              74,202
                      2002                                              34,860
                      2003                                              15,115
                      2004                                               7,660
                   Thereafter                                            6,635
                                                                    ----------
                      Total                                         $  305,165
                                                                    ==========

7.    INCOME TAXES

     The components of income tax expense for the nine month period ended September 30, 1999 and year ended December 31, 1998 are as follows:

                                                    1999               1998
                                                ------------       ------------
           Current expense                      $          -       $          -
           Deferred expense                                -                  -
                                                ------------       ------------
                                                $          -       $          -
                                                ============       ============

     A reconciliation of the normally expected federal income tax expense (benefit) based on the U.S. Corporate income tax rate of 34% to actual expense (benefit) for the nine month period ended September 30, 1999 and year ended December 31, 1998 is as follows:

                                                                           1999                 1998
                                                                        -------------       -------------

           Expected income tax benefit                                  $    605,542        $    946,615
           Change in valuation allowance                                    (332,126)           (109,635)
           Operating losses with no current tax benefit                     (278,967)         (1,024,296)
           Employee compensation expense not recorded
              for book purposes                                                    -             145,355
           State income tax expense (benefit)                                      -              44,971
           Other                                                               5,551              (3,010)
                                                                        -------------       -------------
                                                                        $          -        $          -
                                                                        =============       =============

                                      F-51

     The components of the deferred tax assets and liabilities as of September 30, 1999 and December 31, 1998 are as follows:

                                                                           1999                 1998
                                                                        -------------       -------------

           Depreciable assets                                          $  (1,537,756)       $  (1,063,517)
           Bad debt allowance                                                110,893              171,591
           Inventory reserve                                                  15,750                    -
           Accrued liabilities                                               262,826              259,859
           Net operating loss carryforwards                                1,488,024            1,303,930
           Valuation allowance                                              (339,737)            (671,863)
                                                                        -------------       -------------
           Net deferred tax asset                                      $           -        $           -
                                                                        =============       =============

     The Company has net operating loss carryforwards of approximately $4,250,000 at September 30, 1999 available to offset future taxable income expiring in 2008 through 2019. A valuation allowance of approximately $1,488,000 has been established to reduce the net deferred tax asset to zero because it is likely that the tax asset will not be realized. Realization is dependent on generating sufficient taxable income prior to expiration of the loss carryforwards. Certain provisions of the tax law may limit the net operating loss, capital loss and credit carryforwards available for use in any given tax year in the event of a significant change in ownership interest (See Note 9).


8.   RELATED PARTY TRANSACTIONS

     Effective August 30, 1999, ATI's trustee forgave amounts due to ATI from the Company totaling $18,224,741. This amount has been recorded as additional paid-in capital in the accompanying financial statements. This amount arose from ATI providing working capital to the Company from 1995 through 1998. The amount was non-interest bearing and did not have specific repayment terms.

     The Company expensed $217,834 in the nine month period ended September 30, 1999 and $1,307,004 in the year ended December 31, 1998 for management fees to ATI associated with a management agreement. The agreement was terminated after ATI filed for bankruptcy in February 1999.


9.   SUBSEQUENT EVENT

     The Company was acquired by Tech Electro Industries, Inc., a publicly traded entity, on October 22, 1999 for $6.025 million, which was comprised of $1.4 million in cash, $2.1 million in a promissory note and the assumption of debt of $2.525 million. The acquisition was accounted for under the purchase method.

     We have not authorized any dealer,  salesperson or other person to give any information or to make any  representations  not contained in this prospectus or any prospectus  supplement.  You must not rely on any unauthorized  information.

This prospectus is not an offer of these  securities in any state where an offer is not permitted.  The  information in this prospectus is current as of the date of this prospectus. You should not assume that this prospectus is accurate as of any other date.
                                13,691,941 Shares

                          TECH ELECTRO INDUSTRIES, INC.

                                TABLE OF CONTENTS
                                                                       Page
The Company

Risk Factors

Use of Proceeds

Selling Stockholders

Plan of Distribution

Market For Our Common Stock

Management's Discussion And Analysis of Financial Condition And Results of Operations
Description of Business

Property

Management

Executive Compensation And Other Information

Employee Incentive Stock Options

Certain Relationships and Related Transactions

Security Ownership Of Principal Shareholders and Management

Description Of Common Stock

Legal Matters

Experts

Disclosure Regarding Forward-Looking Statements

Where You Can Get More Information

Index to Consolidated Financial Statements

                                  PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS.


     As  permitted  by Texas  law,  our  Articles  of  Incorporation  as amended provides that we will  indemnify our officers,  directors,  employees and agents against attorneys' fees and other expenses and liabilities they incur to defend,

settle or satisfy any civil or criminal  action brought against them arising out of their  association  with or  activities  on behalf of us unless,  in any such action,  the are adjudged to have acted with gross negligence or to have engaged in willful misconduct.  We may also bear the expenses of such litigation for any such  persons  upon  their  promise  to  repay  such  sums  if it is  ultimately determined  that they are not  entitled to  indemnification.  Such  expenditures could  be  substantial  and may  not be  recouped,  even if we are so  entitled.

Insofar as indemnification  for liabilities arising under the Securities Act may be permitted to directors,  officers or persons  controlling  us pursuant to the foregoing  provisions,  we  have  been  informed  that,  in the  opinion  of the

Securities  and Exchange  Commission,  such  indemnification  is against  public policy as expressed in the Securities Act and is, therefore, unenforceable.


     Pursuant  to  the  Texas   Business   Corporation   Act,  our  Articles  of

Incorporation  as  amended  excludes  personal  liability  on  the  part  of its directors  to Tech  Electro  Industries  for  monetary  damages  based  upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of  loyalty,  acts or  omissions  not in good  faith or which involve intentional  misconduct or a knowing violation of law, acts in violation of the Texas Business  Corporation Act, or any transaction from which a director receives an improper  personal  benefit.  This  exclusion of liability  does not limit any right which a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     The  expenses in  connection  with the  issuance  and  distribution  of the securities  being  registered are set forth in the following  table, all amounts except the registration fee are estimated:

         SEC Registration fee...........                       $  2,901.00

         Legal fees and expenses........                       $ 25,000.00

         Accounting fees and expenses                          $  5,000.00

         Printing & Engraving............                      $  5,000.00

         Blue Sky fees     .........................           $  5,000.00

         Total.......................................          $ 42,901.00


ITEM 26. Recent Sales of Unregistered Securities.


 14.    Effective  December 12, 1997, Tech Electro  Industries sold in a private placement  1,000,000  shares of  common  stock and  options  to  acquire

        1,000,000  shares of common  stock at $1.75 per share,  for an aggregate consideration  of  $1,470,500.  Tech  Electro  Industries  relied on the exemption from registration  contained in Section 4(2) of the Securities

        Act of 1933, as amended, (the "Act").

 15.    On April 8, 1998, Tech Electro  Industries  sold in a private  placement

        446,900  shares of common  stock for $662,500 and relied on Section 4(2)

        as its exemption  from  registration  under the Act.  There were 331,250 shares issued in 1998 and 115,650 shares in 1999, under the terms of the offering.

 16.    On November 18 1998,  Tech Electro  Industries  issued 100,000 shares of common  stock to a principal  shareholder  in  repayment  of an $100,000 loan.  Tech Electro  Industries  relied on Section 4(2) as its exemption from registration under the Act.

 17.    In 1998, Tech Electro  Industries  issued 551,650 shares as compensation to executive officers and reimbursement of out-of-pocket expenses for an aggregate  consideration  of $770,773.  In 1999,  this  transaction  was rescinded as to 400,000 of these shares.  Tech Electro Industries relied on Section 4(2) as its exemption from registration under the Act.

 18.    In October 1999,  Tech Electro  Industries  sold in a private  placement

        2,036,364  shares of common stock and warrants to purchase a like number of  shares  of  common  stock  at  $0.75  per  share,  for an  aggregate consideration of $1,400,000.  Tech Electro  Industries relied on Section

        4(2) as its exemption from registration under the Act.

 19.    In July 1999, Tech Electro sold in a private placement, 85,000 shares of common  stock for an  aggregate  consideration  of $63,750 and relied on

        Section 4(2) as its exemption from registration under the Act.

 20.    On July 6, 1999 Tech Electro  Industries issued 108,000 shares of common stock to a principal  shareholder  in  repayment  of a loan of $114,749.

        Tech Electro  Industries  relied on Section 4(2) as its  exemption  from registration under the Act.

 21.    In 1999, Tech Electro  Industries  issued 135,446 shares of common stock to certain  employees and  consultants as  compensation in the amount of

        $139,901  for  services  rendered.  Tech  Electro  Industries  relied on

        Section 4(2) as its exemption from registration under the Act.

 22.    On February 25, 2000,  Tech Electro  Industries paid $500,000 and issued

        1,100,000  shares  of  common  stock  in full  payment  of a  $2,100,000 promissory note given as part of the purchase price of the capital stock of  AlphaNet.  Tech  Electro  Industries  relied on Section  4(2) as its exemption  from  registration  under  the  Act in  connection  with  the issuance  of such  shares.  The closing  sale price of the Tech  Electro

        Industries common stock on February 25, 2000 was $0.9375 per share.

 23.    As permitted by its Articles of  Incorporation  as amended,  during 1998 through date hereof,  Tech Electro  Industries has paid dividends on its

        Series A preferred  stock by issuing a total of 109,165 shares of common stock to the  preferred  stock  shareholders.  Tech  Electro  Industries contends that such payments of dividend in common stock does not require registration as a sale of securities did not occur.



ITEM 27. EXHIBITS.

Exhibit No.                Description

 3 Articles of Incorporation and Articles of Amendment to the Articles of Incorporation of Tech Electro Industries, Inc.*

 3.1           Designation  Certificate  of  the  preferences,  limitations  and
               relative   rights  of  the   preferred   stock  of  Tech  Electro
               Industries.**

 3.2 Articles of Amendment to the Articles of Incorporation filed with the Texas Secretary of State on May 11, 2000. ***

 3.3           Bylaws of Tech Electro Industries, Inc. *

 5             Opinion of Law Office of Carl A. Generes.****

 23.1 Consent of King Griffin & Adamson, P.C., independent certified public accountants.****

 23.2          Consent of Law Office of Carl A.  Generes.  Reference  is made to
               Exhibit 5.

 24.1          Power of Attorney. Reference is made to Page II-6.


 * Incorporated herein by reference from Exhibit 3.1 to the Registration Statement of Tech Electro Industries, Inc. on Form SB-2, File No. 33-98662, filed with the Commission on October 30, 1995.

 ** Incorporated herein by reference from Exhibit 3.2 to Amendments No. 1 and No. 2 to the Registration Statement of Tech Electro Industries, Inc. on Form SB-2 File No. 33-98662, filed with the Commission on January 5, 1996 and January 23, 1996, respectively.

 *** Incorporated herein by reference from Exhibit A to the Information Statement dated June 8, 2000 of Tech Electro Industries, Inc. filed with the Commission on June 7, 2000, File No. 0-27210.

 ****   Filed herewith.

ITEM 28. UNDERTAKINGS.

         We hereby undertake:


        (1) To file,  during any period in which  offers or sales are being made pursuant to this registration  statement, a post-effective  amendment to this  registration  statement to include any material  information  with respect to the plan of  distribution  not  previously  disclosed  in the registration statement or any material change to such information in the registration statement;


        (2)  That,  for the  purpose  of  determining  any  liability  under the

        Securities  Act of 1933,  each such  post-effective  amendment  shall be deemed to be a new  registration  statement  relating to the  securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;


        (3) To remove from  registration by means of a post-effective  amendment any of the  securities  being  registered  which  remain  unsold  at the termination of the offering, and


        (4) To deliver or cause to be  delivered  with the  prospectus,  to each person to whom the prospectus is sent or given, the latest annual report to security  holders that is incorporated by reference in the prospectus and furnished  pursuant to and meeting the requirements of Rule 14a-3 or

        Rule 14c-3 under the Securities  Exchange Act of 1934; and where interim

        financial   information  required  to  be  presented  by  Article  3  of

        Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the  prospectus is sent or given,

        the  latest  quarterly  report  that  is  specifically  incorporated  by
       reference  in  the   prospectus   to  provide  such  interim   financial

       information.


     We hereby  undertake  that, for purposes of determining any liability under the  Securities  Act of 1933,  each  filing of the  registrant's  annual  report pursuant to Section 13(a) or 15(d) of the  Securities  Exchange Act of 1934 and,

where  applicable,  each  filing of an employee  benefit  plan's  annual  report pursuant  to  Section  15(d) of the  Securities  Exchange  Act of 1934,  that is incorporated by reference in the registration  statement shall be deemed to be a new registration  statement relating to the securities offered therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.


     Insofar  as  indemnification  by  us  for  liabilities  arising  under  the

Securities Act may be permitted to directors,  officers and controlling  persons of Tech Electro Industries,  Inc. pursuant to the provisions referenced above or otherwise,  we have been  advised  that in the  opinion of the  Commission  such indemnification  is against  public policy as expressed in the Securities Act of

1933, as amended, and is, therefore unenforceable. In the event that a claim for indemnification  against  such  liabilities,  other  than the  payment  by us of expenses incurred or paid by a director,  officer or controlling  person of Tech

Electro  Industries,  Inc.  in the  successful  defense of any  action,  suit or proceeding,  is  asserted by such  director,  officer or  controlling  person in connection with the securities being registered  hereunder,  we will,  unless in the opinion of its counsel the matter has been settled by controlling precedent,

submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification  by it is against  public policy as expressed in the  Securities

Act of 1933, as amended,  and will be governed by the final adjudication of such issue.
                                      II-6

                                   SIGNATURES


     Pursuant to the  requirements of the Securities Act of 1933, the registrant certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements for filing on Form SB-2 and authorized this registration  statement to be signed on its behalf by the  undersigned,  in Los Angeles, CA on August 2,

2000.


Tech Electro Industries, Inc..


By:      /s/ William Tan Kim Wah
         -----------------------
         William Tan Kim Wah

         Chairman, Chief Executive Officer

         and President

                               POWER OF ATTORNEY

     KNOW ALL  PERSONS  BY THESE  PRESENTS,  that each  person  whose  signature appears below  constitutes and appoints  William Tan Kim Wah and Ian Edmonds and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution  and  resubstitution,  for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments,  to this  registration  statement,  and to file the  same,  with all exhibits  thereto,  and  other  documents  in  connection  therewith,  with  the

Securities and Exchange  Commission,  granting unto said  attorneys-in-fact  and agents,  and each of them,  full power and  authority to do and perform each and every act and thing requisite and necessary to be done in connection  therewith,

as fully to all intents and  purposes as he might or could do in person,  hereby ratifying and confirming  all that said  attorney-in-fact  and agent,  or any of them, or his  substitutes or substitute,  may lawfully do or cause to be done by virtue hereof.

     In accordance  with the  requirements  of the Securities Act of 1933,  this registration statement was signed by the following persons in the capacities and on the dates stated.


Signature                 Title                                   Date
/s/ William Tan Kim Wah   Chairman, President, Chief Executive    August 2, 2000
-----------------------   Officer (Principal Executive Officer),
William Tan Kim Wah       and Director


/s/ Julie Sansom-Reese    Chief Accounting Officer,               August 2, 2000
----------------------    (Principal Financial
Julie Sansom-Reese        and Accounting Officer)


/s/ Ian Edmonds           Vice President and Director             August 2, 2000
---------------
Ian Edmonds

/s/ Sadasuke Gomi         Director                                August 2, 2000
-----------------
Sadasuke Gomi

                                  EXHIBIT INDEX

Exhibit No.       Description

 5                Opinion of Law Office of Carl A. Generes.****

 23.1 Consent of King Griffin & Adamson, P.C., independent certified public accountants.****

 23.2             Consent of Law Office of Carl A. Generes. Reference is made to
                  Exhibit 5.